 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
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GAMCO Investors, Inc.
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GAMCO INVESTORS, INC.
One Corporate Center
 Rye, New York 10580
________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 5, 2015
________________
We cordially invite you to attend the 2015 Annual Meeting of Shareholders of GAMCO Investors, Inc. to be held at One Corporate Center, Rye, NY 10580, on Tuesday, May 5, 2015, at 8:30 a.m., local time.  At the meeting, we will ask shareholders:
1.	To elect eight directors to the Board of Directors to serve until the 2016 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015;
3.	To re-approve the Amended and Restated Employment Agreement with Mario J. Gabelli, the Company’s Chairman and Chief Executive Officer; and
4.	To vote on any other business that properly comes before the meeting.
At the meeting, we will also review our 2014 financial results and outlook for the future and will answer your questions.
Shareholders of record at the close of business on March 25, 2015 are entitled to vote at the meeting or any adjournments or postponements thereof.  Please read the attached proxy statement carefully and vote your shares promptly whether or not you are able to attend the meeting.
We encourage all shareholders to attend the meeting.
By Order of the Board of Directors
KEVIN HANDWERKER
 Secretary

April 24, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 5, 2015.
This Notice, the Proxy Statement, and the 2014 Annual Report of Shareholders on Form 10-K are available free of charge on the following website:  http://www.gabelli.com/Template/corporate/index.cfm

PROPOSAL 1 ELECTION OF DIRECTORS...	3
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF IN.DEPENDENT REGISTERED PUBLIC ACCOUNTANTS.....................................................................................................	6
PROPOSAL 3 RE-APPROVAL OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT WITH MARIO J. GABELLI..........................................................................	6
CORPORATE GOVERNANCE...	7
INFORMATION REGARDING EXECUTIVE OFFICERS...	13
COMPENSATION OF EXECUTIVE OFFICERS...	14
Compensation Discussion and Analysis...	14
REPORT OF THE COMPENSATION COMMITTEE...	16
Summary Compensation Table for 2014...	17
CERTAIN OWNERSHIP OF OUR STOCK...	22
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...............................................................................................................................................................................	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................................................................................................................................................	23
REPORT OF THE AUDIT COMMITTEE...	27
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..................................................................................................................................................................................................	28
SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING.......................................................................................................................................................................................	29
OTHER MATTERS...	29

GAMCO INVESTORS, INC.
One Corporate Center
 Rye, New York 10580
________________
PROXY STATEMENT
________________
ANNUAL MEETING OF SHAREHOLDERS
________________
May 5, 2015
________________
INTRODUCTION; PROXY VOTING INFORMATION
Unless we have indicated otherwise, or the context otherwise requires, references in this proxy statement to “GAMCO Investors, Inc.,” “GAMCO,” “the Company,” “GBL,” “we,” “us” and “our” or similar terms are to GAMCO Investors, Inc., a Delaware corporation, its predecessors and its subsidiaries.
We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by the Board of Directors of GAMCO (the “Board”) for use at our 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) to be held at One Corporate Center, Rye, NY 10580, on Tuesday, May 5, 2015, at 8:30 a.m., local time, and at any adjournments or postponements thereof. The purpose of the 2015 Annual Meeting is to elect directors, ratify the appointment of the Company’s independent registered public accounting firm, re-approve the Amended and Restated Employment Agreement with Mario J. Gabelli, and act upon any other matters properly brought to the 2015 Annual Meeting. We are sending you this proxy statement, the proxy card, and our annual report on Form 10-K containing our financial statements and other financial information for the year ended December 31, 2014 (the “2014 Annual Report”) on or about April 24, 2015.  The 2014 Annual Report, however, is not part of the proxy solicitation materials.
Shareholders of record at the close of business on March 25, 2015, the record date for the 2015 Annual Meeting, are entitled to notice of and to vote at the 2015 Annual Meeting. On this record date, we had outstanding 6,593,319 shares of Class A Common Stock, par value $.001 per share (“Class A Stock”), and 19,219,260 shares of Class B Common Stock, par value $.001 per share (“Class B Stock”).
The presence, in person or by proxy, of a majority of the aggregate voting power of the shares of Class A Stock and Class B Stock outstanding on March 25, 2015 shall constitute a quorum for the transaction of business at the 2015 Annual Meeting. The Class A Stock and Class B Stock vote together as a single class on all matters. Each share of Class A Stock is entitled to one vote per share, and each share of Class B Stock is entitled to ten votes per share. Directors who receive a plurality of the votes cast at the 2015 Annual Meeting by the holders of Class A Stock and Class B Stock outstanding on March 25, 2015, voting together as a single class, will be elected to serve until the 2016 annual meeting of shareholders (“2016 Annual Meeting”) or until their successors are duly elected and qualified. Any other matters will be determined by a majority of the votes cast at the 2015 Annual Meeting.
Under the New York Stock Exchange rules, the proposal to approve the appointment of independent auditors is considered a ‘‘discretionary’’ item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors and the vote to approve the Amended and Restated Employment Agreement with Mario J. Gabelli are ‘‘non-discretionary’’ items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called ‘‘broker non-votes’’ will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval. Accordingly, broker non-votes will have no effect on the outcome of the vote for the election of directors or the vote to re-approve the Amended and Restated Employment Agreement with Mario J. Gabelli. Abstentions will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and therefore will have no effect on the outcome of the vote for the election of directors, the ratification of our independent registered public accounting firm or vote to re-approve the Amended and Restated Employment Agreement with Mario J. Gabelli.

We will pay for the costs of soliciting proxies and preparing the 2015 Annual Meeting materials. We ask securities brokers, custodians, nominees and fiduciaries to forward meeting materials to our beneficial shareholders as of the record date and we will reimburse them for the reasonable out-of-pocket expenses they incur. Our directors, officers and staff members may solicit proxies personally or by telephone, facsimile, e-mail or other means but will not receive additional compensation for doing so.
If you are the beneficial owner, but not the record holder, of shares of our Class A Stock, your broker, custodian or other nominee may only deliver one copy of this proxy statement and our 2014 Annual Report to multiple shareholders who share an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2014 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of this proxy statement and 2014 Annual Report, now or in the future, or who wishes to receive directions to the 2015 Annual Meeting, should submit this request by writing to our Secretary at GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580-1422 or by calling our Secretary at (914) 921-5000. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, custodian or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
All shareholders and properly appointed proxy holders may attend the 2015 Annual Meeting. Shareholders who plan to attend must present valid photo identification. If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the record date for the 2015 Annual Meeting or a legal proxy from your broker or nominee. A legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the 2015 Annual Meeting. Shareholders of record will be verified against an official list available at the 2015 Annual Meeting. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date for the 2015 Annual Meeting.
The Board has selected each of Douglas R. Jamieson, Robert S. Zuccaro and Kevin Handwerker to act as proxies. When you sign and return your proxy card, you appoint each of Messrs. Jamieson, Zuccaro and Handwerker as your representatives at the 2015 Annual Meeting. Unless otherwise indicated on the proxy, all properly executed proxies received in time to be tabulated for the 2015 Annual Meeting will be voted “FOR” the election of the nominees named below, “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm, and “FOR” the vote to re-approve the Amended And Restated Employment Agreement with Mario J. Gabelli. You may revoke your proxy at any time before the 2015 Annual Meeting by delivering a letter of revocation to our Secretary at GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580-1422, by properly submitting another proxy bearing a later date or by voting in person at the 2015 Annual Meeting. The last proxy you properly submit is the one that will be counted.
AVAILABILITY OF ANNUAL REPORT AND PROXY MATERIALS ON THE INTERNET
GAMCO makes available free of charge through its website, at www.gabelli.com, its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as soon as reasonably practicable after such material is electronically filed with the Securities and Exchange Commission (“SEC”). Copies of certain of these documents may also be accessed electronically by means of the SEC’s home page at www.sec.gov.  GAMCO also makes available on its website at http://www.gabelli.com/corporate/corp_gov.html the charters for the Audit Committee, Compensation Committee, Governance Committee and Nominating Committee, as well as its Code of Business Conduct, Code of Conduct for Chief Executive and Senior Financial Officers, Corporate Governance Guidelines and its By-laws.  Print copies of these documents are available upon written request to our Secretary at GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580-1422.

PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s directors are as follows (ages are as of March 31, 2015):
Name	Age	Position

Mario J. Gabelli	72	Chairman, Chief Executive Officer, Chief Investment Officer – Value Portfolios
Edwin L. Artzt	84	Director
Raymond C. Avansino, Jr.	71	Director
Richard L. Bready	70	Director
Marc Gabelli Eugene R. McGrath	46 73	Director Director
Robert S. Prather, Jr.	70	Director
Elisa M. Wilson	42	Director

The Company’s Amended and Restated Bylaws provide that the Board shall consist of not less than three nor more than twelve directors, the exact number thereof to be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the members then in office. The Board has fixed the number of directors to be elected at the 2015 Annual Meeting at eight.
Our Nominating Committee recommended, and the Board approved, the nomination of each of the current directors for election to the Board, to hold office until the 2016 Annual Meeting or until their respective successors are duly elected and qualified.  Directors who receive a plurality of the votes cast at the 2015 Annual Meeting shall be elected. Each of the nominees has consented to being named in the proxy statement and to serve if elected.
All properly executed proxies received in time to be tabulated for the 2015 Annual Meeting will be voted “FOR” the election of the nominees named below, unless otherwise indicated on the proxy. If any nominee becomes unable or unwilling to serve between now and the 2015 Annual Meeting, your proxies may be voted FOR the election of a replacement designated by the Board.
The following are brief biographical sketches of the eight nominees, including their principal occupations at present and for the past five years, as of March 31, 2015. All of the nominees are currently directors.  Unless otherwise noted, the nominated directors have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.
The Board believes that each of the below persons possesses the necessary attributes, skills, qualifications and experience that are appropriate for them to serve as directors of the Company.  Our directors have held senior positions as leaders of various entities, demonstrating their ability to perform at the highest levels.  The expertise and experience of our directors enable them to provide broad knowledge and sound judgment concerning the issues facing the Company.
The Board has proposed all of the following nominees:
 Mario J. Gabelli has served as Chairman, Chief Executive Officer, Chief Investment Officer — Value Portfolios and a director of the Company since November 1976. In connection with those responsibilities, he serves as director or trustee of registered investment companies managed by the Company and its affiliates (“Gabelli Funds”). Mr. Gabelli also serves as the Chief Executive Officer and Chief Investment Officer of the Value Team of GAMCO Asset Management Inc., the Company’s wholly-owned subsidiary.  Mr. Gabelli has been a portfolio manager for Teton Advisors, Inc. (“Teton”) since 1998 through the present.  Teton is an asset management company which was spun-off from the Company in March 2009.  Mr. Gabelli has served as Chairman of LICT Corporation (“LICT”), a public company engaged in broadband transport and other communications services, from 2004 to the present and has been the Chief Executive Officer of LICT since December 2010.  He has also served as a director of CIBL, Inc., a holding company with operations in broadcasting and telecommunications that was spun off from LICT in 2007, from 2007 to the present, and as the Chairman of Morgan Group Holding Co., a public holding company, from 2001 to the present.  Mr. Gabelli was the Chief Executive Officer of Morgan Group Holding Co. from 2001 to November 2012. He has served as a director of ICTC Group, Inc., a rural telephone company serving southeastern North Dakota from July 2013 to the present. In addition, Mr. Gabelli is the Chief Executive Officer, a director and the controlling shareholder of GGCP, Inc. (“GGCP”), a private company which owns a majority of our Class B Stock through an intermediate subsidiary, GGCP Holdings, LLC (“Holdings”), and the Chairman of MJG Associates, Inc. (“MJG Associates”), which acts as an investment manager of various investment funds and other accounts. Mr. Gabelli serves as Overseer of the Columbia University Graduate School of Business and as a Trustee of Boston College and Trustee of Roger Williams University. He also serves as Director of The Winston Churchill Foundation, The E. L. Wiegand Foundation, The American-Italian Cancer Foundation and The Foundation for Italian Art & Culture.  He is also Chairman of the Gabelli Foundation, Inc., a Nevada private charitable trust. Mr. Gabelli also serves as Co-President of Field Point Park Association, Inc.

The Board believes that Mr. Gabelli’s qualifications to serve on the Board include his thirty-eight years of experience with the Company; his control of the Company through his ownership as the majority shareholder; his position as the senior executive officer of the Company and his direct responsibility for serving as the Chief Investment Officer of the Value Portfolios accounting for approximately 86% of the Company’s assets under management as of December 31, 2014.
Edwin L. Artzt has been a director of the Company since May 2004. Mr. Artzt previously served as a senior advisor to GGCP from September 2003 to December 2008 and was a senior advisor to Kohlberg, Kravis, Roberts & Co., a private equity firm, from April 2001 to April 2008.  Mr. Artzt held various senior executive management positions during his 42 year career (from 1953 to 1995) at The Procter & Gamble Company, a global manufacturer of consumer products, and served as its Chairman of the Board and Chief Executive Officer from 1990 until 1995.  He also served as the senior director of Barilla S.p.A. Italy from 1995 until 1998. Mr. Artzt was a director of American Express from 1991 to 2002, Delta Airlines from 1990 to 2002 and GTE from 1992 to 2002.
The Board believes that Mr. Artzt’s qualifications to serve on the Board include his former position as a Chairman and Chief Executive Officer of The Procter & Gamble Company and his position as a director or an adviser to other public and private companies.
Raymond C. Avansino, Jr. has been a director since January 2008. Mr. Avansino has been the Chairman of the Board and Chief Executive Officer of The E. L. Wiegand Foundation of Reno, Nevada, a Nevada private charitable trust, since 1982.  He is counsel to the Nevada law firm of Avansino, Melarkey, Knobel and Mulligan, a firm he founded in 1973.  Mr. Avansino is the Chairman and President of Miami Oil Producers, Inc., a private corporation with investments in oil and gas properties, real properties and securities.  He served as President and Chief Operating Officer of Hilton Hotels Corporation from 1993 to 1996 and was a member of the Nevada Gaming Commission from 1981 to 1984.  Mr. Avansino currently serves as a member of the Nevada State Athletic Commission.  Mr. Avansino was also a director of the Company from 2000 to 2006.
 The Board believes that Mr. Avansino’s qualifications to serve on the Board include his former position as the President and Chief Operating Officer of Hilton Hotels Corporation, his current position as the Chairman and Chief Executive Officer of a private charitable trust and his position as a lawyer with an advanced tax degree.
Richard L. Bready has been a director of the Company since May 2006. Mr. Bready previously served as Chairman and Chief Executive Officer of Nortek, Inc., a manufacturer and distributor of building products for residential and commercial applications, from December 1990 until July 2011. He joined Nortek, Inc. in 1975 as Treasurer, was elected a director in 1976 and was appointed Executive Vice President and Chief Operating Officer in 1979. Prior to joining Nortek, Inc., Mr. Bready was an independent financial consultant and an audit manager with a major public accounting firm. He serves on the Board of Directors/Trustees of Professional Facilities Management, Inc., Providence Performing Arts Center, Rhode Island Public Expenditure Council (RIPEC), The International Yacht Restoration School, Saint Anselm College, Johnson & Wales University, as Chairman of Roger Williams University and is a Trustee Emeritus of Trinity Repertory Company. Mr. Bready has also served as a director of the Bank RI since 2007 and Bancorp Rhode Island, Inc. since 2007, and is on the Advisory Board of Sterling Investment Partners. He is a Corporation Member and serves on the National Council, Alumni Executive Forum and Audit Committee of Northeastern University. Mr. Bready is also a Corporation Member of Rhode Island Hospital.  Nortek, Inc. filed for a prepackaged bankruptcy on October 21, 2009 and emerged from bankruptcy on December 17, 2009.
The Board believes that Mr. Bready’s qualifications to serve on the Board include his former position as Chairman and Chief Executive Officer of Nortek, Inc. and his position as a director of other public companies and charitable organizations.
Marc Gabelli has been a director of the Company since November 2014. He is President and Managing Director of GGCP since the Company’s initial public offering in February 1999.  He is Co-Chairman of Gabelli Securities, Inc., our majority controlled institutional research services and merger arbitrage investment partnerships business. Mr. Gabelli’s focus is global, catalyst-driven value investing across all market capitalizations and industry sectors.  His portfolio assignments have included hedge fund management since 1990 and traditional asset management since 1994. He has managed several Morningstar five star mutual funds, and a Lipper #1 ranked global equity mutual fund in the U.S.  He helped lead the Company’s initial public offering, built the Gabelli Securities’ hedge fund platform, and expanded the business internationally, opening the Gabelli London and Tokyo offices. Mr. Gabelli is also Chief Executive Officer of Gabelli Securities International Ltd. since 1994, Chairman of The LGL Group, Inc. since 2004, Managing Partner of Horizon Research since 2013, Managing Member of Commonwealth Management Partners LLC since 2008, and Director and Managing Partner of GAMA Funds Holdings GmbH since 2009.  Mr. Gabelli started his investment career in arbitrage at Lehman Brothers International. He holds an M.B.A. from the Massachusetts Institute of Technology (MIT) Sloan School of Management, and a B.A. from Boston College.  He is a member of the New York Society of Securities Analysts. Mr. Gabelli has been registered since 2011 with the FCA to undertake the controlled functions of a CF1 Director and CF3 Chief Executive. He is involved with various educational charities in the U.S. and Europe.

The Board believes that Mr. Gabelli’s qualifications to serve on the Board include his extensive knowledge of the Company’s business and industry, his financial and leadership expertise as an executive of various investment firms and as a director of other public companies.
            Eugene R. McGrath has been a director of the Company since January 2007. Mr. McGrath previously served as Chairman, President and Chief Executive Officer of Consolidated Edison, Inc. (“Con Ed”), a public utility company, from October 1997 until September 2005 and as Chairman until February 2006. He served as Chairman and Chief Executive Officer of Con Ed’s subsidiary, Consolidated Edison Company of New York, Inc., from September 1990 until February 2006.  Mr. McGrath was a director of Con Ed from 1989 to 2014, has been a director of AEGIS Insurance Services since 2003 and Sensus since 2010, and was a director of Schering-Plough from 2000 to 2009.

            The Board believes that Mr. McGrath’s qualifications to serve on the Board include his former position as the Chairman, President and Chief Executive Officer of Con Ed and his position as a director of other public companies.

            Robert S. Prather, Jr. has been a director of the Company since May 2004 and serves as the lead independent director. Mr. Prather has been the President and Chief Executive Officer of Heartland Media LLC, a private owner of television stations and media properties, since September 2013.  He was the President and Chief Operating Officer of Gray Television, Inc., a television broadcast company, from September 2002 until June 2013. Mr. Prather was an Executive Vice President of Gray Television, Inc. from 1996 until September 2002. He was also a director of Gray Television, Inc. Mr. Prather is Chairman of the Board at Southern Community Newspapers, Inc., a publishing and communication company, since December 2005.  He served as Chief Executive Officer and director of Bull Run Corporation, a sports and affinity marketing and management company, from 1992 until its merger into Triple Crown Media, Inc. in December 2005. Since 2009, he has served as a director of a firm formerly known as Gaylord Entertainment Company, originally a hospitality and entertainment company which converted into a real estate investment trust under the name Ryman Hospitality Properties, Inc. in October 2012.  Mr. Prather has also served as a director of Diebold, Incorporated (“Diebold”) since 2013.

            The Board believes that Mr. Prather’s qualifications to serve on the Board include his position as President and Chief Executive Officer of Heartland Media LLC and his position as a director of other public and private companies.

            Elisa M. Wilson has been a director of the Company since February 2009.  Ms. Wilson is President and a trustee of the Gabelli Foundation, Inc., a Nevada private charitable trust. In addition, she is a shareholder of GGCP.  Ms. Wilson also serves as a director of the Metro NY Chapter of the American Red Cross and the Breast Cancer Alliance. She earned a B.A. from Boston College and an M.A., Ed.M. from Columbia University.  Ms. Wilson has been a professional staff member of GAMCO since 1999 but has been on an unpaid leave for several years.  Ms. Wilson is the daughter of Mario J. Gabelli.

            The Board believes that Ms. Wilson’s qualifications to serve on the Board include her position and experience as the President and trustee of the Gabelli Foundation, Inc. and her previous positions and experience with the Company.

Recommendation
The Board recommends that shareholders vote “FOR” all of the nominees to our Board.
Vote Required
Nominees who receive a plurality of the votes cast will be elected to serve as directors of the Company until the 2016 Annual Meeting or until their successors are duly elected and qualified.  Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants.  In accordance with our governance documents, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance.  In the event that the shareholders do not approve the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the selection of Deloitte & Touche LLP.  Ultimately, however, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent auditors, whether or not the Company’s shareholders ratify the appointment.
Recommendation
The Board recommends that shareholders vote “FOR” ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ended December 31, 2015.
Vote Required
Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on the proposal.  Shareholders who return a signed proxy card but do not indicate how they wish to vote on Proposal 2 will be deemed to have voted FOR Proposal 2.  Abstentions, if any, will have no effect on the outcome of this proposal.

PROPOSAL 3
RE-APPROVAL OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT
WITH MARIO J. GABELLI

Shareholders are asked to re-approve the Amended and Restated Employment Agreement with Mr. Gabelli (“Amended Employment Agreement”) that was entered into in February 2008.  In November 30, 2007, our shareholders approved the Amended Employment Agreement by 99.9% of the votes cast or 210,128,528 votes, and most recently, the Amended Employment Agreement was re-approved by shareholders on May 6, 2011 by 99.5% of the votes cast or 200,887,209 votes.  Of the votes cast on November 30, 2007 and May 6, 2011, in respect of shares not controlled by Mr. Gabelli, approximately 96% and 79%, respectively, voted “FOR” the approval of the Amended Employment Agreement.  A copy of the Amended Employment Agreement is attached to this proxy statement as Exhibit B and incorporated herein.  The summary below is qualified by reference to the Amended Employment Agreement.

Mr. Gabelli’s Initial Employment Agreement

Prior to our initial public offering in February 1999, the Company entered into an Employment Agreement (“Initial Employment Agreement”) with Mr. Gabelli relating to his service as Chairman of the Board, Chief Executive Officer and Chief Investment Officer of the Company, as well as an executive for certain subsidiaries and portfolio manager for certain mutual funds and separate accounts. Mr. Gabelli agreed that while he was employed by us, he would not provide investment management services outside of the Company, except for certain permitted accounts.  The Initial Employment Agreement could not be amended without the approval of the Compensation Committee.

Pursuant to the Initial Employment Agreement, Mr. Gabelli received an incentive-based management fee in the amount of 10% of the Company’s aggregate pre-tax profits, if any, as computed for financial reporting purposes in accordance with U.S. generally accepted accounting principles (before consideration of this fee) so long as he was an executive of the Company and devoted the substantial majority of his working time to our business. This incentive-based management fee was subject to the Compensation Committee’s review at least annually for compliance with its terms.

Under the Initial Employment Agreement and consistent with the Company’s practice since its inception in 1977, Mr. Gabelli also received a percentage of revenues or net operating contribution, which are substantially derived from assets under management, as compensation relating to or generated by the following activities: (i) managing or overseeing the management of various investment companies and partnerships, (ii) attracting mutual fund shareholders, (iii) attracting and managing separate accounts and alternative investment funds, and (iv) or otherwise generating revenues for the Company.   Such payments were made in a manner and at rates as agreed to from time to time by the Company, which rates have been and generally will be the same as those received by other professionals in the company performing similar services. With respect to our institutional and high net worth asset management, mutual fund advisory and brokerage business, we pay out up to 40% of the revenues or net operating contribution to the portfolio managers, brokers and marketing staff who introduce, service or generate such business, with payments involving the separate accounts being typically based on revenues and payments involving the mutual funds being typically based on net operating contribution.

Mr. Gabelli’s Existing Employment Agreement

In 2007, the Company’s Compensation Committee and Mr. Gabelli agreed to terms of the Amended Employment Agreement. Our shareholders approved the Amended Employment Agreement in November 2007 and Mr. Gabelli and the Company signed the Amended Employment Agreement in February 2008. The Amended Employment Agreement modified Mr. Gabelli’s previous employment agreement primarily by (i) eliminating outdated provisions, clarifying certain language and reflecting our name change; (ii) revising the term of the Employment Agreement from an indefinite term to a three-year initial term that automatically extends the initial term for an additional year on each anniversary of the Employment Agreement’s effective date unless either party gives written notice at least 90 days in advance of the expiration date; (iii) allowing for services to be performed for former subsidiaries that are spun off to shareholders or otherwise cease to be subsidiaries in similar transactions; (iv) allowing new investors in the permitted outside accounts if all of the performance fees, less expenses, generated by assets attributable to such investors are paid to us; (v) allowing for the management fee to be paid directly to Mr. Gabelli or to an entity designated by him; and (vi) adding certain language to ensure that the Amended Employment Agreement complies with Section 409A of the Internal Revenue Code.  The other substantive provisions of the Initial Employment Agreement with Mr. Gabelli remained the same in the Amended Employment Agreement.

While the terms of the Amended Employment Agreement do not require shareholder re-approval, our Board believes that our shareholders should be offered the ability to vote on Mr. Gabelli’s Amended Employment Agreement. In addition, shareholder approval of the Amended Employment Agreement could help ensure that certain variable compensation received thereunder would not be subject to the deduction limit under Section 162(m) of the Internal Revenue Code.

Recommendation

The Board recommends that shareholders vote “FOR” the re-approval of the Amended Employment Agreement with Mr. Gabelli. Mr. Gabelli, who controls approximately 95% of the combined voting power of the Company, intends to vote “FOR” the re-approval of the Amended Employment Agreement with Mr. Gabelli.

Required Vote

Approval requires the affirmative vote of a majority of the votes present and or represented by proxy and voting at the Annual Meeting.  Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.
CORPORATE GOVERNANCE
GAMCO continually strives to maintain the highest standards of ethical conduct: reporting results with accuracy and transparency and maintaining full compliance with the laws, rules and regulations that govern the Company’s businesses.  The Company is active in ensuring that its governance practices continue to serve the interests of its shareholders and remain at the leading edge of best practices.
 Determination of Director Independence
The Board has established guidelines which it uses in determining director independence and that are based on the director independence standards of the New York Stock Exchange. A copy of these guidelines can be found as Exhibit A.  These guidelines are also attached to the Board’s Corporate Governance Guidelines, which are available at the following website: http://www.gabelli.com/corporate/corp_gov.html.  A copy of these guidelines may also be obtained upon request from our Secretary.

     In making its determination of independence with respect to Mr. Prather, the Board considered that the investment advisory subsidiaries of the Company collectively own on behalf of their investment advisory clients as of March 1, 2015 approximately 2.58% of the Company’s Class A Stock and 2.91% of the Common Stock of Gray Television, Inc. (“Gray”). This ownership represents approximately 2.73% of the total voting power of Gray. Mr. Prather served as President and Chief Operating Officer and a director of Gray until June of 2013.  Furthermore, an investment advisory affiliate of the Company nominated Mr. Prather as a director of Gaylord Entertainment Company (“Gaylord”) in 2009, and Mr. Prather was elected as a director of Gaylord on May 7, 2009.  Gaylord subsequently converted into a real estate investment trust named Ryman Hospitality Properties, Inc. (“Ryman”) in October 2012, and Mr. Prather remains on Ryman’s board of directors.  The Company collectively owns on behalf of their investment advisory clients approximately 12.28% of Ryman’s Common Stock representing approximately 12.28% of the total voting power of Ryman as of March 1, 2015.  In addition, an investment advisory affiliate of the Company nominated Mr. Prather as a director of Diebold in 2013, and Mr. Prather was elected as a director of Diebold on April 25, 2013.  The Company collectively owns on behalf of their investment advisory clients approximately 9.91% of Diebold’s Common Stock representing approximately 9.91% of the total voting power of Diebold as of March 1, 2015. From time to time, investment advisory affiliates of the Company have nominated and may continue to nominate Mr. Prather to the Boards of public companies.
In making its determination of independence with respect to Mr. Bready, the Board considered that from time to time, investment advisory affiliates of the Company have nominated and may continue to nominate Mr. Bready to the boards of directors of public companies.
The Company’s affiliates may also nominate other directors to the Boards of companies that are beneficially owned on behalf of its clients. The Board further considered the difficulty the Company would encounter in attempting to unilaterally affect the management of Gray, Ryman or Diebold through the use of its voting power.
In making its determination of independence with respect to Mr. Avansino, the Board considered that he has a daughter who works for the Company in a non-executive role, as described under “Certain Relationships and Related Transactions”.  In addition, the Board considered that he is the Chairman and the President of Miami Oil Producers, Inc. (“Miami Oil”), the landlord of a lease that was entered into in 1999 with the Company for office space in Nevada.  The Company paid $38,856, $38,427, and $38,880 in rent to Miami Oil in 2012, 2013 and 2014, respectively.  Mr. Avansino is not a shareholder of Miami Oil.
With respect to these relationships, the Board considered Messrs. Avansino’s, Bready’s and Prather’s lack of economic dependence on the Company and other personal attributes that need to be possessed by independent-minded directors. Based on these guidelines and considerations, the Board concluded that the following directors were independent and determined that none of them had a material relationship with us which would impair his ability to act as an independent director: Messrs. Artzt, Avansino, Bready, McGrath and Prather.
The table below sets forth certain information regarding the nominees to the Board and Committees on which they serve.
Name	Audit Committee	Governance Committee	Compensation Committee	Nominating Committee
Mario J. Gabelli				X
Edwin L. Artzt	X
Raymond C. Avansino, Jr.	X	X
Richard L. Bready	X	X (Chair)	X
Marc Gabelli Eugene R. McGrath	X	X
Robert S. Prather, Jr.	X (Chair)		X (Chair)
Elisa M. Wilson				X (Chair)

The Board’s Role in the Oversight of Risk
The Board’s oversight of risk is administered directly through the Board, as a whole, or through its Committees.  Various reports and presentations regarding risk management are presented to the Board including the procedures that the Company has adopted to identify and manage risk.  Each of the Board’s Committees addresses risks that fall within the Committee’s area of responsibility.  For example, the Audit Committee is responsible for “overseeing the quality and objectivity of GAMCO’s financial statements and the independent audit thereof.”  The Audit Committee reserves time at each of its quarterly meetings to meet with the Company’s independent registered public accounting firm outside of the presence of the Company’s management. The Director of Internal Audit also is significantly involved in risk management evaluation and designs the Company’s internal audit programs to take account of risk evaluation and work in conjunction with the Chief Financial Officer.  The Director of Internal Audit reports directly to the Company’s Audit Committee.
Relationship of Compensation and Risk
The Compensation Committee of the Board works with the Chief Executive Officer in reviewing the significant elements of the Company’s compensation policies and programs for all staff.  They evaluate the intended behaviors each program is designed to incentivize to ensure that such policies and programs are appropriate for the Company.
The Board and Committees
During 2014, there were five meetings of the Board. Our Board has an Audit Committee, a Compensation Committee, a Governance Committee and a Nominating Committee. We are deemed to be a “controlled company” as defined by the corporate governance standards of the New York Stock Exchange by virtue of the fact that GGCP holds more than 50% of the voting power of the Company. As a result, we are exempt from the corporate governance standards of the New York Stock Exchange requiring that a majority of the Board be independent and that all members of the Governance, Nominating and Compensation Committees be independent.  While the Company is a controlled Company, the Board nevertheless is comprised of a majority of independent directors.
The Board believes that the most effective leadership structure is for the Company’s Chief Executive Officer to serve as Chairman given that Mr. Gabelli is the controlling shareholder of the Company.  By having Mr. Gabelli serve as the Chief Executive Officer and as Chairman, the Board believes that it enables Mr. Gabelli to ensure that the Board’s agenda responds to strategic challenges, that the Board is presented with information required for it to fulfill its responsibilities, and that Board meetings are as productive and effective as possible.
Our non-management directors meet, without any management directors or employees present, immediately after our regular quarterly Board meetings. At least once each year, our independent directors meet in a separate executive session. Mr. Prather serves as lead independent director and chairs the meetings of our non-management and independent directors.
The Audit Committee regularly meets with our independent registered public accounting firm to ensure that satisfactory accounting procedures are being followed and that internal accounting controls are adequate, reviews fees charged by the independent registered public accounting firm and selects our independent registered public accounting firm. Messrs. Artzt, Avansino, Bready, McGrath and Prather, each of whom is an independent director as defined by the corporate governance standards of the New York Stock Exchange and the Company’s guidelines as set forth in Exhibit A, are members of the Audit Committee. The Board has determined that Mr. Prather meets the standards of an “audit committee financial expert,” as defined by the applicable securities regulations. The Audit Committee met six times during 2014. A copy of the Audit Committee’s charter is posted on our website at http://www.gabelli.com/corporate/corp_gov.html. A shareholder may also obtain a copy of the charter upon request from our Secretary.
The Compensation Committee reviews the amounts paid to the Chief Executive Officer for compliance with the terms of his employment agreement and generally reviews benefits and compensation for the other executive officers. It also administers our Stock Award and Incentive Plan. Messrs. Bready and Prather, each of whom is an independent director, are the members of the Compensation Committee. The Compensation Committee does not have a formal policy regarding delegation of its authority. The Compensation Committee met five times during 2014. A copy of the Compensation Committee’s charter is posted on our website at http://www.gabelli.com/corporate/corp_gov.html. A shareholder may also obtain a copy of the charter upon request from our Secretary.

The Governance Committee advises the Board on governance policies and procedures. Messrs. Avansino, Bready and McGrath, each of whom is an independent director, are the members of the Governance Committee.  The Governance Committee held one meeting during 2014.  A copy of the Governance Committee’s charter is posted on our website at http://www.gabelli.com/corporate/corp_gov.html. A shareholder may also obtain a copy of the charter upon request from our Secretary.
The Nominating Committee advises the Board on the selection and nomination of individuals to serve as directors of GAMCO. Nominations for director, including nominations for director submitted to the committee by shareholders, are evaluated according to our needs and the nominee’s knowledge, experience and background. Mario Gabelli and Elisa Wilson are the members of the Nominating Committee. Neither Mr. Gabelli nor Ms. Wilson is an independent director as defined by the corporate governance standards of the Company. The Nominating Committee met once in 2014. A copy of the Nominating Committee’s charter is posted on our website at http://www.gabelli.com/corporate/corp_gov.html. A shareholder may also obtain a copy of the charter upon request from our Secretary.  The Nominating Committee has adopted the following policy regarding diversity: When identifying nominees as directors, the Committee will have a bias to have diverse representation of candidates who serve or have served as chief executive officers or presidents of public or private corporations or entities that are either for-profit or not-for-profit.  In accordance with its charter, the Nominating Committee will review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and recommend whether or not the director should be re-nominated.  The Nominating Committee will review annually with the Board the composition of the Board as a whole and recommend, if necessary, measures to be taken.
Consideration of Director Candidates Recommended by Shareholders
Except as set forth in the Company’s Amended and Restated By-Laws, the Nominating Committee does not have a formal policy regarding the recommendation of director candidates by shareholders.  The Board believes it is appropriate not to have such a policy because GGCP holds the majority of the voting power.  Nevertheless, the Nominating Committee will consider appropriate candidates recommended by shareholders. Under the process described below, a shareholder wishing to submit such a recommendation should send a letter to our Secretary at One Corporate Center, Rye, NY 10580 for receipt between January 6, 2016 and February 5, 2016. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications and otherwise comply with the requirements of our Amended and Restated By-Laws. At a minimum, candidates recommended for election to the Board must meet the independence standards of the New York Stock Exchange as well as any criteria used by the Nominating Committee. The Nominating Committee will consider and evaluate candidates recommended by shareholders in the same manner as it considers candidates from other sources. Acceptance of a recommendation does not imply that the committee will ultimately nominate the recommended candidate.
Process for the Consideration of Director Candidates Nominated by Shareholders and of Business Proposed by Shareholders
GAMCO’s Amended and Restated By-Laws set forth the processes and advance notice procedures that shareholders of GAMCO must follow, and specifies additional information that shareholders of GAMCO must provide, when proposing director nominations at any annual or special meeting of GAMCO’s shareholders or other business to be considered at an annual meeting of shareholders.  Generally, the By-Laws provide that advance notice of shareholder nominations or proposals of business be provided to GAMCO not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the preceding annual meeting of shareholders.  For the 2016 Annual Meeting, such notice of nomination or other business must be received at GAMCO’s principal executive offices between January 6, 2016 and February 5, 2016.
Article III, Paragraph 6 of GAMCO’s Amended and Restated By-Laws sets out the procedures a shareholder must follow in order to nominate a candidate for Board membership. For these requirements, please refer to the Amended and Restated By-Laws as of November 20, 2013, filed with the Securities and Exchange Commission on November 22, 2013, as Exhibit 3.2 to a Current Report on Form 8-K.  The Amended and Restated By-Laws are also available in the “Investor Relations” section of the Company’s website.
Director Attendance
During 2014, all of the directors attended at least 75% of the meetings of the Board and the Board committees of which he or she was a member. Other than Ms. Wilson, all of our Directors attended our 2014 annual meeting of shareholders. We do not have a policy regarding directors’ attendance at our annual meetings.
Compensation of Directors
Mr. Gabelli receives no compensation for serving as a director of the Company. Effective July 1, 2010, all non-executive directors other than Mr. Gabelli receive annual cash retainers and meeting fees as follows:

Board Member	$60,000
Audit Committee Chairman	$20,000
Compensation Committee Chairman	$12,000
Governance Committee Chairman	$12,000
Attendance per Board Meeting	$10,000
Attendance per Audit Committee Meeting	$4,000
Attendance per Compensation and Governance Committees Meeting	$3,000

Director Compensation Table for 2014. The following table sets forth fees, awards, and other compensation paid to or earned by our non-executive directors in 2014.
Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($) (a)	Option Awards ($) (b)	All Other Compensation ($) (c)	Total ($)
Edwin L. Artzt	130,000	-0-	-0-	-0-	130,000
Raymond C. Avansino, Jr.	130,000	-0-	-0-	-0-	130,000
Richard L. Bready	147,000	-0-	-0-	-0-	147,000
Marc Gabelli (d) Eugene McGrath	-0- 130,000	879,900 -0-	-0- -0-	800,042 -0-	1,679,942 130,000
Robert S. Prather, Jr.	177,000	-0-	-0-	-0-	177,000
Elisa M. Wilson (d)	110,000	-0-	-0-	-0-	110,000
(a)	For those current directors at December 31, 2014, the restricted stock awards outstanding on that date were as follows:
Mr. Marc Gabelli received 10,000 restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant of January 15, 2015 and with a grant date fair value of $87.99 per share, equal to the close of the Company’s Class A Stock on the day preceding the effective grant date.

(b)	For those current directors at December 31, 2014, the options outstanding on that date were as follows:

•
Mr. Avansino had options granted in May 2008 that are currently exercisable to purchase 6,000 shares of Class A Stock at an exercise price of $51.74.  In 2002, Mr. Avansino had been granted options to purchase 10,000 shares of Class A Stock, which he subsequently exercised, for his service as a director of the Company from 2000 through 2006.

•	Mr. McGrath had options granted in February 2007 that are currently exercisable to purchase 10,000 shares of Class A Stock at an exercise price of $39.90.
•
Ms. Wilson had options granted in February 2011 that are currently exercisable to purchase 10,000 shares of Class A Stock at an exercise price of $45.77.  25% of these were not exercisable at December 31, 2014 but became exercisable in February 2015.

All of the stock options held by our directors were granted at 100% of fair market value of the Class A Stock calculated on the date of grant and have a ten-year term.
(c)
Mr. Marc Gabelli’s other compensation earned in 2014 consisted of a bonus of $300,000, an allocation of $500,000 of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Mario Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) to the Summary Compensation Table for 2014, and incentive-based variable compensation of $42, all three of which were related to his role as an employee of the Company.

(d)
We lease an approximately 60,000 square foot building located at 401 Theodore Fremd Avenue, Rye, New York as our headquarters (the “Building”) from M4E, LLC, (“M4E”), an entity that is owned by family members of Mr. Gabelli, including Mr. Marc Gabelli and Ms. Wilson.  As members of M4E, Mr. Marc Gabelli and Ms. Wilson each are entitled to receive their pro-rata share of payments received by M4E under the lease.  See “Certain Relationships and Related Transactions” on page 23 of this proxy statement for further details.

Communications with the Board
Our Board has established a process for shareholders and other interested parties to send communications to the Board.  Shareholders or other interested parties who wish to communicate with the Board, the non-management or independent directors, or a particular director may send a letter to our Secretary at GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580-1422. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must identify the author and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Business Conduct
We have adopted a Code of Business Conduct (the “Code of Conduct”) that applies to all of our officers, directors and staff members with additional requirements for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is posted on our website at http://www.gabelli.com/corporate/corp_gov.html. Any shareholder may also obtain a copy of the Code of Conduct upon request. Shareholders may address a written request for a printed copy of the Code of Conduct to our Secretary at GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580-1422. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct by posting such information on our website.
Transactions with Related Persons
Our Board has adopted written procedures governing the review, approval or ratification of any transactions with related persons required to be reported in this proxy statement. The procedures require that all related party transactions, other than certain pre-approved categories of transactions, be reviewed and approved by our Governance Committee or the Board. Under the procedures, directors may not participate in any discussion or approval by the Board of related party transactions in which they or a member of their immediate family is a related person, except that they shall provide information to the Board concerning the transaction. Only transactions that are found to be in the best interests of the Company will be approved.
Currently, we have a number of policies and procedures addressing conflicts of interest. Our Code of Conduct addresses the responsibilities of our officers, directors and staff to disclose conflicts of interest to our Legal/Compliance Department, which determines whether the matter constitutes a related party transaction that should be reviewed by our Governance Committee or Board. Generally, matters involving employer-employee relationships including compensation and benefits, ongoing arrangements that existed prior to our initial public offering and financial service relationships including investments in our funds are not presented for review, approval or ratification by our Governance Committee or Board.
Furthermore, our Amended and Restated Certificate of Incorporation provides that no contract, agreement, arrangement or transaction, or any amendment, modification or termination thereof, or any waiver of any right thereunder, (each, a “Transaction”) between GAMCO and:
(i)
Mario J. Gabelli, any member of his immediate family who is at the time an officer or director of GAMCO and any entity in which one or more of the foregoing beneficially own a controlling interest of the outstanding voting securities or comparable interests (each, a “Gabelli”),

(ii)	any customer or supplier,
(iii)	any entity in which a director of GAMCO has a financial interest (a “Related Entity”), or
(iv)	one or more of the directors or officers of GAMCO or any Related Entity;
will be voidable solely because any of the persons or entities listed in (i) through (iv) above are parties thereto, if the standard specified below is satisfied.
Further, no Transaction will be voidable solely because any such directors or officers are present at or participate in the meeting of the Board or committee thereof that authorizes the Transaction or because their votes are counted for such purpose, if the standard specified below is satisfied. That standard will be satisfied, and such Gabelli, the Related Entity, and the directors and officers of GAMCO or the Related Entity (as applicable) will be deemed to have acted reasonably and in good faith (to the extent such standard is applicable to such person’s conduct) and fully to have satisfied any duties of loyalty and fiduciary duties they may have to GAMCO and its shareholders with respect to such Transaction, if any of the following four requirements are met:
(i)	the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the Board or the committee thereof that authorizes the Transaction, and the Board or such committee in good faith approves the Transaction by the affirmative vote of a majority of the disinterested directors on the Board or such committee, even if the disinterested directors are less than a quorum;

(ii)
the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the holders of Voting Stock entitled to vote thereon, and the Transaction is specifically approved by vote of the holders of a majority of the voting power of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class;

(iii)
the Transaction is effected pursuant to guidelines that are in good faith approved by a majority of the disinterested directors on the Board or the applicable committee thereof or by vote of the holders of a majority of the then outstanding voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class; or

(iv)	the Transaction is fair to GAMCO as of the time it is approved by the Board, a committee thereof or the shareholders of GAMCO.
Our Amended and Restated Certificate of Incorporation also provides that any such Transaction authorized, approved, or effected, and each of such guidelines so authorized or approved, as described in (i), (ii) or (iii) above, will be deemed to be entirely fair to GAMCO and its shareholders, except that, if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption will arise that such Transaction or guideline is not fair to GAMCO and its shareholders. In addition, our Amended and Restated Certificate of Incorporation provides that a Gabelli will not be liable to GAMCO or its shareholders for breach of any fiduciary duty that a Gabelli may have as a shareholder of GAMCO by reason of the fact that a Gabelli takes any action in connection with any transaction between such Gabelli and GAMCO. For purposes of these provisions, interests in an entity that are not equity or ownership interests or that constitute less than 10% of the equity or ownership interests of such entity will not be considered to confer a financial interest on any person who beneficially owns such interests.
A description of certain related party transactions appears under the heading “Certain Relationships and Related Transactions” on pages 23-27 of this proxy statement.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consists of Messrs. Bready and Prather. Neither of these individuals has ever been an officer or employee of the Company.  During 2014, none of our executive officers served on the board of directors or compensation committee of any entity that employed any member of our Compensation Committee or served on the compensation committee of any entity that employed any member of our Board.
INFORMATION REGARDING EXECUTIVE OFFICERS
As of March 31, 2015, the named executive officers of the Company are as follows (ages are as of March 31, 2015):
Name	Age	Position
Mario J. Gabelli	72	Chairman, Chief Executive Officer and Chief Investment Officer – Value Portfolios
Douglas R. Jamieson	60	President and Chief Operating Officer
Robert S. Zuccaro	58	Executive Vice President and Chief Financial Officer
Kevin Handwerker Agnes Mullady	58 56	Executive Vice President, General Counsel and Secretary Senior Vice President
Bruce N. Alpert	63	Senior Vice President
Henry G. Van der Eb	69	Senior Vice President
Biographical information for Mr. Gabelli appears above under “Election of Directors – The Nominees”. Brief biographical sketches of the other executive officers listed above are set forth below.
Douglas R. Jamieson has served as President and Chief Operating Officer of the Company since August 2004.  He has served as Executive Vice President and Chief Operating Officer of GAMCO Asset Management Inc. from 1986 to 2004, as President since 2004 and as a director of GAMCO Asset Management Inc. from 1991 to the present. Mr. Jamieson also serves as President and a director of Gabelli Securities, Inc. (a majority-owned subsidiary of the Company) and GAMCO Asset Management (UK) Ltd. (a wholly-owned subsidiary of the Company).  Mr. Jamieson served on the Board of Teton from 2005 through 2010.  Mr. Jamieson also serves as a director of several Investment Partnerships that are managed by Gabelli Securities, Inc. Mr. Jamieson was a securities analyst with Gabelli & Company, Inc. (now known as G.research, Inc.) one of the Company’s broker-dealer subsidiaries, from 1981 to 1986.  He was a director of GGCP from December 2005 through December 2009, and served as an advisor to the GGCP board through 2010.

Robert S. Zuccaro has served as the Executive Vice President and Chief Financial Officer since February 2011.  Mr. Zuccaro was the Chief Financial Officer of Commonwealth Management Partners, LLLP, a privately-held investment management company, from March 2009 through February 2011.  Mr. Zuccaro serves as the Chief Financial Officer of a number of subsidiaries of GAMCO.  Previously, Mr. Zuccaro was Executive Vice President and Chief Accounting Officer with National Financial Partners Corp. from 2003 through 2008 and the Chief Financial Officer of GAMCO from 1998 to 2003.  Prior to joining GAMCO in 1998, Mr. Zuccaro was the Vice President and Treasurer of Cybex International, where he worked for thirteen years. Mr. Zuccaro was previously with Shearson Lehman Bros and began his career with Ernst & Young.  Mr. Zuccaro served on the Board of Teton and ICTC Group, Inc. from 2010 to 2013.  Mr. Zuccaro has been the Chief Financial Officer of Teton since February 2011. Mr. Zuccaro also serves as a director of several Investment Partnerships that are managed by Gabelli Securities, Inc.  Mr. Zuccaro is a Certified Public Accountant.
Kevin Handwerker has served as Executive Vice President, General Counsel and Secretary of the Company since November 2013. Mr. Handwerker was Managing Director at Neuberger Berman LLC from 2000 through October 2013. Previously, Mr. Handwerker held senior positions in National Financial Partners Corp. and J.P. Morgan Investment Management Inc. He began his law career at Shearman & Sterling LLP, representing financial institutions and other entities in public and private financings, mergers and acquisitions and merchant banking transactions. Mr. Handwerker received his J.D. from Fordham University School of Law after earning his B.S. in Accounting, summa cum laude, from the State University of New York at Albany.
Agnes Mullady has served as a Senior Vice President of the Company since 2008, as the President and Chief Operating Officer of the Fund Division of Gabelli Funds, LLC since 2010, as a Vice President of Gabelli Funds, LLC since 2006, and since 2011, as Chief Executive Officer of G.distributors, LLC, one of the Company’s broker-dealer subsidiaries.  Ms. Mullady also serves as an officer of all of the Gabelli/GAMCO Funds.   Ms. Mullady served as the President of the Closed-End Fund Division of Gabelli Funds, LLC from 2007 through 2010.  In addition, she oversees the financial reporting of the affiliated open and closed-end funds for the Company.  Prior to joining the Company in December 2005, Ms. Mullady was a Senior Vice President at U.S. Trust Company and Treasurer and Chief Financial Officer of the Excelsior Funds from 2004 through 2005.
Bruce N. Alpert has served as Senior Vice President of the Company since May 2008.  Mr. Alpert served as Vice President and Chief Operating Officer of Gabelli Funds, LLC or its predecessor from 1988 to 1999, and became Executive Vice President and Chief Operating Officer of Gabelli Funds, LLC in 1999. Mr. Alpert is an officer of certain of the Gabelli/GAMCO Funds. Mr. Alpert also served as a director of Teton Advisors, Inc. from 1998 through May 2012, and was its President from 1998 through 2008 and Chairman from 2008 through 2010.    He served as Chief Compliance Officer of the Gabelli/GAMCO Funds and Gabelli Funds, LLC from 2012 through 2014.  From 1986 until June 1988, he worked at the InterCapital Division of Dean Witter as Vice President and Treasurer of the mutual funds sponsored by Dean Witter.  From 1983 through 1986, he worked at Smith Barney Harris Upham & Co. (“Smith Barney”) as Vice President in the Financial Services Division and as Vice President and Treasurer of the mutual funds sponsored by Smith Barney.   Prior to Smith Barney, Mr. Alpert was an Audit Manager and Specialist at Price Waterhouse in the Investment Company Industry Services Group, where he was employed from 1975 through 1983.  Mr. Alpert is a Certified Public Accountant.
Henry G. Van der Eb has served as Senior Vice President of the Company since August 2004 and is a senior advisor to management in all aspects of our business. He has served as a Senior Vice President with Gabelli Funds, LLC and GAMCO Asset Management Inc. since October 1999, when he joined the Company after managing his privately held investment advisory firm (Mathers and Company, Inc.), which was acquired by the Company in October 1999. Mr. Van der Eb is a portfolio manager for the Company and is a Chartered Financial Analyst.

COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
The investment management and securities industries are highly competitive, and experienced professionals have significant career mobility. We believe that the ability to attract, retain and provide appropriate incentives for the highest quality professional personnel is important for maintaining our competitive position in the investment management and securities industries, as well as for providing for the long-term success of GAMCO.

Most of GAMCO’s compensation expense is incentive-based variable compensation that will increase or decrease based on the revenues from our assets under management. Since 1977, we have generally paid out up to 40% of the revenues or net operating contribution to the marketing staff and portfolio managers who introduce, service or generate our separate account and mutual fund business, with payments involving the separate accounts being typically based on revenues, and payments involving the mutual funds being typically based on net operating contribution. We believe that the variable compensation formulas in place for our marketing staff and portfolio managers provide significant incentives for the growth of our business and a cushion during periods of market decline.
Our administrative, operations, legal and finance personnel generally receive the majority of their compensation in the form of base salaries and annual bonuses. We believe that GAMCO must pay competitive levels of cash compensation. We also believe that appropriate equity incentive programs may motivate and retain our professional personnel but that these programs must always be consistent with shareholder interests.
The Compensation Committee and the Board have continued to consider the results of the shareholders’ non-binding vote in 2011 on our “say-on-pay” proposal. A substantial majority (over 99%) of the shares voted on our “say-on-pay” proposal approved the Company's executive compensation as described in our Compensation Discussion and Analysis and the accompanying tabular disclosures in the 2011 proxy statement.  Because a majority of votes cast at the 2011 annual meeting of shareholders were in favor of having a “say-on-pay” vote every three years, the Board has adopted a triennial frequency policy.  Therefore a “say-on-pay” vote was again held at the 2014 Annual Meeting of Shareholders.  Once again a substantial majority (over 99%) of the shares voted on our “say-on-pay” proposal approved the Company's executive compensation as described in our Compensation Discussion and Analysis and the accompanying tabular disclosures in the 2014 proxy statement.  As a result of this favorable vote, it was determined that no changes were necessary to our executive compensation program’s design and administration.  The Board believes that this continues to be the case.

Compensation of the Named Executive Officers

The compensation for our named executives (other than for Mr. Gabelli, whose compensation is described separately below under the section entitled “Chief Executive Officer Compensation”) is composed of base salary, annual bonus compensation, equity compensation, incentive-based variable compensation and employee benefits.
•	Base Salary
Mr. Gabelli recommends to the Compensation Committee the amounts of the base salaries for our named executives, other than Mr. Gabelli himself, which amounts are subject to the Committee’s review and approval, and are not at the discretion of the named executives.  Mr. Gabelli received no base salary in 2014.
•	Annual Bonus
Mr. Gabelli recommends to the Compensation Committee the amounts of the annual bonuses for our named executives, other than Mr. Gabelli himself, which amounts are subject to the Committee’s review and approval. The factors considered by Mr. Gabelli in making annual bonus recommendations are typically subjective, such as perceptions of the named executives’ experience, performance and responsibilities. His recommendations may be but are not specifically tied to the performance of client assets, objectives set for each executive, the firm as a whole or the market value of our stock.
A portion of the annual bonuses for our named executives may be deferred for approximately 15 to 18 months. The terms of the deferrals are recommended by Mr. Gabelli to the Compensation Committee, which terms are subject to the Committee’s review and approval, and are not at the discretion of the named executives. The deferrals typically earn a return equal to the greater of the return on our U.S. Treasury money market fund or the return of one of our investment partnerships after payment of the management fee but before payment of any incentive fee.  In order to receive the deferred bonus payment, the named executive must be employed by the Company at the time of payment.  There were no deferrals in 2014.
•	Equity Compensation
Our executive compensation program may also include stock option or restricted stock awards (sometimes referred to hereinafter as “RSAs”), which are intended to provide additional incentives to increase shareholder value as well as retain qualified individuals. Mr. Gabelli makes recommendations to the Compensation Committee for the grant of stock awards to corporate team members.  Individual stock option award levels in past years and individual restricted stock award levels in 2014 and in past years were based upon a subjective evaluation of each named executive’s overall past and expected future contribution.  No formula was used to determine the timing or amount of option awards and RSAs for any individual.

•	Variable Compensation
To the extent that they have the proper regulatory registrations, all of our staff, including the named executives, are eligible to receive incentive-based variable compensation for attracting or providing client service to separate accounts, shareholders of the Gabelli/GAMCO Funds or investors in our other products. Mr. Jamieson, who provides client service to a significant number of separate accounts, received the majority of his total 2014 compensation from variable compensation payments, as described below in note (d) to the Summary Compensation Table.
In the course of fulfilling Mr. Gabelli’s duties, the Company at times brings on certain individuals to aid him. When this occurs, the Company offsets those costs by a reduction in compensation payable to Mr. Gabelli.  In 2014, this amounted to $4,220,000.  Of this amount, $350,000 was allocated to Mr. Jamieson for his service as President and Chief Operating Officer, $300,000 was allocated to Mr. Zuccaro for his service as Executive Vice President and Chief Financial Officer, $150,000 was allocated to Mr. Handwerker for his service as Executive Vice President General Counsel and Secretary, $350,000 was allocated to Ms. Mullady for her service as Senior Vice President, $150,000 was allocated to Mr. Alpert for his service as Senior Vice President, and $25,000 was allocated to Mr. Van der Eb for his service as Senior Vice President.
Chief Executive Officer Compensation
Mr. Gabelli received no base salary, no bonus, no stock options and no restricted stock awards in 2014, as has been the case for each year since our initial public offering in 1999. All of the compensation paid to Mr. Gabelli in 2014 was incentive-based variable compensation that was paid in accordance with Mr. Gabelli’s Amended Employment Agreement, which revised his 1999 employment agreement as described under the heading “Employment Agreements” below.
Compensation Consultants
The Company has not retained compensation consultants to assist in determining or recommending the amount or form of executive and director compensation during its last fiscal year.
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis appearing above. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement, which section is also incorporated by reference in GAMCO’s Annual Report on Form 10-K.
COMPENSATION COMMITTEE
Robert S. Prather, Jr. (Chairman)
 Richard L. Bready

SUMMARY COMPENSATION TABLE FOR 2014
The following table sets forth the cash and non-cash compensation for the fiscal years ended 2014, 2013 and 2012, respectively, paid to or earned by (i) our principal executive officer, (ii) our principal financial officer, and (iii) the other most highly compensated executive officers of the Company who were serving as of the end of the 2014 fiscal year.  As used herein, the term “named executives” means all persons listed in the Summary Compensation Table.
Name and Principal Position	Year	Base Salary ($)		Bonus ($)		Stock Awards (f) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mario J. Gabelli	2014	-0-	(a)	-0-	(b)	-0-	-0-	88,518,411	(c)	88,518,411
Chairman of the Board,	2013	-0-	(a)	-0-	(b)	-0-	-0-	85,049,800	(c)	85,049,800
Chief Executive Officer	2012	-0-	(a)	-0-	(b)	-0-	-0-	68,970,486	(c)	68,970,486
and Chief Investment
Officer-Value Portfolios

Douglas R. Jamieson	2014	343,750		350,000		146,820	-0-	3,432,788	(d)	4,273,358
President and	2013	300,000		300,000		510,260	-0-	3,835,105	(d)	4,945,365
Chief Operating Officer	2012	300,000		300,000		-0-	-0-	3,451,586	(d)	4,051,586

Robert S. Zuccaro	2014	350,000		350,000		146,820	-0-	304,000	(e)	1,150,820
Executive Vice President	2013	350,000		350,000		551,035	-0-	304,000	(e)	1,555,035
and Chief Financial Officer	2012	350,000		300,000		160,913	-0-	254,000	(e)	1,064,913

Kevin Handwerker	2014	350,000		350,000		73,410	-0-	154,000	(g)	927,410
Executive Vice President, General	2013	42,628	(g)	-0-		244,650	-0-	-0-		287,278
Counsel and Secretary

Agnes Mullady	2014	343,750		350,000		513,615	-0-	350,000	(h)	1,557,365
Senior Vice President,	2013	300,000		300,000		973,140	-0-	350,000	(h)	1,923,140
and President and Chief Operating
Officer of the Fund
Division	2012	300,000		300,000		86,980	-0-	200,000	(h)	886,980

Bruce Alpert	2014	350,000		180,000		-0-	-0-	163,077	(i)	693,077
Senior Vice President,	2013	345,833		150,000		353,765	-0-	138,809	(i)	988,407
and Executive Vice President,	2012	300,000		150,000		-0-	-0-	63,084	(i)	513,084
Chief Operating Officer, and
Chief Compliance Officer
of Gabelli Funds LLC

Henry G. Van der Eb	2014	300,000		25,000		-0-	-0-	227,721	(j)	552,721
Senior Vice President	2013	300,000		75,000		139,410	-0-	187,446	(j)	701,856
2012		300,000		75,000		-0-	-0-	172,295	(j)	547,295

(a)	Mr. Gabelli received no fixed salary. Refer to footnote (c).
(b)	Mr. Gabelli received no bonus. Refer to footnote (c).
(c)	Mr. Gabelli’s remuneration for the 2014, 2013 and 2012 fiscal years was comprised of the following:
	Incentive Management Fee as CEO and Other of GAMCO* ($)	Portfolio Manager and Other Variable Remuneration ($)	Perquisites ($)	Total Remuneration ($)
2014	14,399,497	74,118,914	-0-	88,518,411
2013	16,509,508	68,540,292	-0-	85,049,800
2012	12,308,223	56,662,263	-0-	68,970,486
* As described in the Compensation Discussion and Analysis herein.

The amounts set forth under the heading “Incentive Management Fee as CEO and Other of GAMCO” consist of: $14,399,497 for 2014 (after reallocation to Mr. Jamieson of $350,000, to Mr. Zuccaro of $300,000, to Mr. Handwerker of $150,000, to Ms. Mullady of $350,000, to Mr. Alpert of $150,000, to Mr. Van der Eb of $25,000, to other staff members of $2,895,000, and after a waiver of his receipt of $7,352); $16,509,508 for 2013 (after reallocation to Mr. Jamieson of $250,000, to Mr. Zuccaro of $300,000, to Ms. Mullady of $350,000, to Mr. Alpert of $120,000, to Mr. Van der Eb of $25,000, to other staff members of $1,300,000, and after a waiver of his receipt of $1,380,231); and $12,308,223 for 2012 (after reallocation to Mr. Zuccaro of $250,000, to Ms. Mullady of $200,000, to Mr. Alpert of $50,000, and to other staff members of $210,000).   The amounts set forth under the heading “Portfolio Manager and Other Variable Remuneration” consist of: (1) $21,814,260, $20,229,569, and $15,789,602  for 2014, 2013 and 2012, respectively, (after a waiver of his receipt of $750,000 in 2012) for acting as portfolio manager and/or attracting and providing client service to a large number of GAMCO’s separate accounts, (2) $40,980,848, $34,600,426, and $28,401,963 for 2014, 2013 and 2012, respectively, (after waiver of his receipt of $1,750,000 in 2012), for creating and acting as portfolio manager of several open-end GAMCO and Gabelli Funds, (3) $11,038,835, $13,381,814,  and $12,127,706 for 2014, 2013 and 2012, respectively, for creating and acting as portfolio manager of the closed-end Gabelli Funds, and (4) $284,971, $328,483, and $342,992 for 2014, 2013 and 2012, respectively, for providing other services, including acting as portfolio and relationship manager of investment partnerships; and there were no perquisites or personal benefits provided by the Company to Mr. Gabelli for 2014, 2013, or 2012.  Included in the amounts set forth under the heading “Portfolio Manager and Other Variable Remuneration” item (2) is $1,792,279, $953,328, and $747,987 in portfolio manager compensation that Mr. Gabelli earned by managing a fund for Teton, formerly a 42%-owned subsidiary of the Company whose shares were distributed to the Company’s shareholders on March 20, 2009, for 2014, 2013 and 2012, respectively.
(d)	Mr. Jamieson’s all other compensation represents incentive-based variable compensation in the amount of $3,082,788, $3,585,105, and $3,451,586 for 2014, 2013 and 2012, respectively, for attracting and/or providing client service to separate accounts, shareholders of the Gabelli or GAMCO Funds or investors in other products sponsored by GAMCO (“Variable Compensation”) and $350,000 and $250,000 for 2014 and 2013, respectively, for allocation of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) above.
(e)	Mr. Zuccaro’s all other compensation for 2014, 2013, and 2012 represents his allocation of $300,000, $300,000, and $250,000, respectively, of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) above as well as payments in lieu of health insurance of $4,000 each in 2014, 2013, and 2012.
(f)	The amounts reported in the “Stock Awards” column of the table above for 2014, 2013, and 2012 reflect the fair value on the grant date of the stock awards granted to the named executives during 2014, 2013, and 2012, respectively, determined in accordance with FASB ASC Topic 718. The 2012 awards were fully vested when, in November 2012, the Board accelerated the lapsing of restrictions of all outstanding RSAs, including those for named executives. For a summary of the assumptions made in the valuation of these awards, please see Note A, “Significant Accounting Policies – Stock Based Compensation”, to our audited financial statements included in our Annual Report on Form 10-K for the years ended on each of December 31, 2014, December 31, 2013 and December 31, 2012.
(g)	Mr. Handwerker’s 2013 base salary amount reflects the actual amount that Mr. Handwerker earned from his November 18, 2013 date of hire to the end of that year. His annual 2013 salary rate was $350,000. Mr. Handwerker’s all other compensation in 2014 represents his allocation of $150,000 of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) above as well as a payment in lieu of health insurance of $4,000 in 2014.
(h)	Ms. Mullady’s all other compensation in 2014, 2013, and 2012 represents her allocation of $350,000, $350,000 and $200,000, respectively, of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) above.
(i)	Mr. Alpert’s all other compensation for 2014, 2013, and 2012 represents his allocation of $150,000, $120,000, and $50,000, respectively, of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) above and Variable Compensation (as defined in note (d)) of $13,077, $18,809, and $13,084, respectively.
(j)   Mr. Van der Eb’s all other compensation for 2014 and 2013 represents his allocation of $25,000 and $25,000 of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) above and Variable Compensation (as defined in note (d)) of $202,721 and $162,446, respectively.  His all other compensation for 2012 represents Variable Compensation (as defined in note (d)) of $172,295.

Grants of Plan-Based Awards for 2014
The following table sets forth information concerning cash incentive opportunities and grants of restricted stock made to the named executives during 2014.
		All Other Stock Awards:
Name	Grant Date	Number of Shares of Stock Or Units	Grant Date Fair Value of Stock Awards ($) (b)
Mario J. Gabelli (a)	-0-	-0-	-0-
Douglas R. Jamieson	9/15/2014	2,000	146,820
Robert S. Zuccaro	9/15/2014	2,000	146,820
Kevin Handwerker	9/15/2014	1,000	73,410
Agnes Mullady	9/15/2014	4,000	293,640
	12/23/2014	2,500	219,975
Bruce Alpert	-0-	-0-	-0-
Henry Van der Eb	-0-	-0-	-0-

(a)	Mr. Gabelli has never received either options or restricted stock awards from the Company. He recommends the grant of stock awards for corporate team members to the Compensation Committee, as described in the Compensation Discussion and Analysis above.
(b)	In accordance with the SEC’s disclosure rules, the amounts reported in this table reflect the fair value on the effective grant date of the stock awards, determined in accordance with FASB ASC Topic 718, granted to the named executive officers during 2014.
Employment Agreements.  Mr. Gabelli is currently the only named executive who has an employment agreement with the Company.
Mario J. Gabelli. On February 6, 2008, Mr. Gabelli entered into the Amended Employment Agreement with the Company, which was approved by the Company’s shareholders on November 30, 2007 and which limits his activities outside of the Company. The Amended Employment Agreement has a three-year initial term with an automatic extension for an additional year on each anniversary of its effective date unless either party gives written notice of termination at least 90 days in advance of the expiration date.  The Amended Employment Agreement allows Mr. Gabelli to perform investment management services for former subsidiaries that are spun off to shareholders or otherwise cease to be subsidiaries in similar transactions and permits new investors in the outside accounts if all of the performance fees, less expenses, generated by assets attributable to such investors are paid to the Company.  The Amended Employment Agreement was last submitted to, and re-approved by, the Company’s shareholders at the Annual Meeting of Shareholders held on May 6, 2011.
Mr. Gabelli (or, at his option, his designee) receives an incentive-based management fee in the amount of 10% of our aggregate annual pre-tax profits, if any, as computed for financial reporting purposes in accordance with U.S. generally accepted accounting principles (before consideration of this fee) so long as he is an executive of the Company and devotes the substantial majority of his working time to our business. This incentive-based management fee is subject to the Compensation Committee’s review at least annually for compliance with the terms of the Amended Employment Agreement.  The Amended Employment Agreement may not be amended without the approval of the Compensation Committee and Mr. Gabelli.
In accordance with the Amended Employment Agreement, Mr. Gabelli chose to allocate $4,220,000, $2,320,000, and $710,000 of his management fee to certain other professional staff members of the Company in 2014, 2013 and 2012, respectively.  He also elected to waive receipt of $7,352 and $1,380,231 of his management fee in 2014 and 2013, respectively, and to waive receipt of $2,500,000 of his portfolio manager and other variable remuneration in 2012.  Mr. Gabelli earned (after allocations and waiver) the following incentive-based management fees during the past five years:
	2010	2011	2012	2013	2014
Management Fee ($ in millions)	9.6	9.4	12.3	16.5	14.4

Consistent with the Company’s practice since its inception in 1977, Mr. Gabelli will also continue receiving a percentage of revenues or net operating contribution, which are substantially derived from assets under management, as compensation relating to or generated by the following activities: (i) managing or overseeing the management of various investment companies and partnerships, (ii) attracting mutual fund shareholders, (iii) attracting and managing separate accounts and alternative funds, and (iv) otherwise generating revenues for the Company. Such payments are made in a manner and at rates as agreed to from time to time by GAMCO, which rates have been and generally will be the same as those received by other professionals at GAMCO performing similar services. With respect to our institutional and high net worth asset management and mutual fund advisory business, we pay out up to 40% of the revenues or net operating contribution to the portfolio managers and marketing staff who introduce, service or generate such business, with (i) payments involving the separate accounts being typically based on revenues and (ii) payments involving the mutual funds being typically based on net operating contribution.
In accordance with the terms of his Amended Employment Agreement, Mr. Gabelli has agreed that while he is employed by us he will not provide investment management services outside of GAMCO, except for certain permitted accounts or except for services to be performed for former subsidiaries that are spun off from the Company such as Teton.  During 2014, Mr. Gabelli served as a portfolio manager for Teton and as a portfolio manager for various privately offered funds.
Outstanding Equity Awards at December 31, 2014
The following table summarizes the number of securities underlying outstanding equity awards for the named executives as of December 31, 2014.
	Number of Securities Underlying Unexercised Options at December 31, 2014		Option Exercise	Option Expiration	Number of Unvested Restricted Stock	Market Value of Unvested Restricted Stock Awards
Name	Exercisable (#)	Unexercisable (#)	Price	Date	Awards	($) (a)
Mario J. Gabelli	-0-	-0-	N/A	N/A	-0-	-0-
Douglas R. Jamieson	-0-	-0-	N/A	N/A	10,000(b)	889,400
Robert S. Zuccaro	-0-	-0-	N/A	N/A	10,500(c)	933,870
Kevin Handwerker	-0-	-0-	N/A	N/A	4,000(d)	355,760
Agnes Mullady	-0-	-0-	N/A	N/A	22,500(e)	2,001,150
Bruce Alpert	-0-	-0-	N/A	N/A	5,500(f)	489,170
Henry Van der Eb	-0-	-0-	N/A	N/A	2,000(g)	177,880
(a)	Determined with reference to $88.94 per share, the closing price of Class A Stock on December 31, 2014.
(b)	Mr. Jamieson’s restricted stock awards will vest on August 6, 2016 as to 30% of 6,000 shares, annually on August 6th of each of 2017 to 2023 as to 10% each of 6,000 shares, on November 27, 2016 as to 30% of 2,000 shares, on November 27, 2018 as to 70% of 2,000 shares, on September 15, 2017 as to 30% of 2,000 shares, and annually on September 15th of each of 2018 to 2024 as to 10% each of 2,000 shares, in accordance with the terms of his restricted stock award agreements.
(c)   Mr. Zuccaro’s restricted stock awards will vest on August 6, 2016 as to 30% of 6,000 shares, annually on August 6th of each of 2017 to 2023 as to 10% each of 6,000 shares, on November 27, 2016 as to 30% of 2,500 shares, and on November 27, 2018 as to 70% of 2,500 shares, on September 15, 2017 as to 30% of 2,000 shares, and annually on September 15th of each of 2018 to 2024 as to 10% each of 2,000 shares, in accordance with the terms of his restricted stock award agreements.
(d)   Mr. Handwerker’s restricted stock awards will vest on November 27, 2016 as to 30% of 3,000 shares, and on November 27, 2018 as to 70% of 3,000 shares, on September 15, 2017 as to 30% of 1,000 shares, and annually on September 15th of each of 2018 to 2024 as to 10% each of 1,000 shares, in accordance with the terms of his restricted stock award agreements.
(e)  Ms. Mullady’s restricted stock awards will vest on August 6, 2016 as to 30% of 14,000 shares, annually on August 6th of each of 2017 to 2023 as to 10% each of 14,000 shares, on November 27, 2016 as to 30% of 2,000 shares, and on November 27, 2018 as to 70% of 2,000 shares, on September 15, 2017 as to 30% of 4,000 shares, annually on September 15th of each of 2018 to 2024 as to 10% each of 4,000 shares, on January 15, 2018 as to 30% of 2,500 shares, and on January 15, 2020 as to 70% of 2,500 shares, in accordance with the terms of her restricted stock award agreements.
(f)	Mr. Alpert’s restricted stock awards will vest on August 6, 2016 as to 30% of 4,000 shares, annually on August 6th of each of 2017 to 2023 as to 10% each of 4,000 shares, on November 27, 2016 as to 30% of 1,500 shares, and on November 27, 2018 as to 70% of 1,500 shares, in accordance with the terms of his restricted stock award agreements.

(g)	Mr. Van der Eb’s restricted stock awards will vest on August 6, 2016 as to 30% of 1,000 shares, annually on August 6th of each of 2017 to 2023 as to 10% each of 1,000 shares, on November 27, 2016 as to 30% of 1,000 shares, and on November 27, 2018 as to 70% of 1,000 shares, in accordance with the terms of his restricted stock award agreements.

Options Exercises and Stock Vested for 2014

There were no stock option exercised by or restricted stock awards which vested for any of the named executives during 2014.

Nonqualified Deferred Compensation Table for 2014
There was no nonqualified deferred compensation payable to the named executives during 2014.
Pension Benefits for 2014
There were no pension benefit plans for any of the named executives during 2014.
Potential Payments upon Termination of Employment or Change-of-Control.
Upon a change-of-control of the Company, all restricted stock awards (the “RSAs”) held by the named executives (if still employed by the Company at such time) automatically vest, and the accumulated but unpaid dividends associated with these RSAs would become immediately payable.
The following table sets forth information on the value of RSA’s held on December 31, 2014 and the accumulated but unpaid dividends on these shares through December 31, 2014, which would have been payable had a change-of-control occurred on that date.  The price per share assumed is $88.94, which was the closing price of Class A Stock on December 31, 2014.
Name	Fair Value of Unvested RSA’s at December 31, 2014	Accumulated but Unpaid Dividends on These RSA’s at December 31, 2014	Total ($)
Mario J. Gabelli	-0-	-0-	-0-
Douglas R. Jamieson	889,400	9,480	898,880
Robert S. Zuccaro	933,870	10,010	943,880
Kevin Handwerker	355,760	3,500	359,260
Agnes Mullady	2,001,150	19,080	2,020,230
Bruce Alpert	489,170	6,070	495,240
Henry Van der Eb	177,880	2,180	180,060
Total	$4,847,230	$50,320	$4,897,550

CERTAIN OWNERSHIP OF OUR STOCK
The following table sets forth, as of March 1, 2015, certain information with respect to all persons known to us who beneficially own more than 5% of the Class A Stock or Class B Stock. The table also sets forth information with respect to stock ownership of the directors, nominees, each of the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which a person has the sole or shared voting or investment power and any shares which the person can acquire within 60 days (e.g., through the exercise of stock options). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares set forth in the table.
Name of Beneficial Owner*	Title of Class	Number of Shares		Number of Shares Acquirable within 60 days(1)	Percent of Class (%)
5% or More Shareholders
Frederick J. Mancheski	Class A	1,725,974	(2)	-0-	26.08
Keeley Asset Management Corp.	Class A	345,000	(3)	-0-	5.21
E.S. Barr & Company	Class A	392,988	(4)	-0-	5.94

Directors and Executive Officers
Mario J. Gabelli	Class A	45,000	(5)	-0-	**
	Class B	18,868,683	(6)	-0-	98.18
Douglas R. Jamieson	Class A	15,427	(7)	-0-	**
	Class B	27,266		-0-	**
Robert S. Zuccaro	Class A	15,975		-0-	**
Agnes Mullady	Class A	32,385		-0-	**
Bruce Alpert	Class A	11,394		-0-	**
	Class B	1,319		-0-	**
Henry Van der Eb	Class A	2,000		-0-	**
Kevin Handwerker	Class A	4,000		-0-	**
Edwin L. Artzt	Class A	3,000		-0-	**
Raymond C. Avansino, Jr.	Class A	84,000	(8)	6,000	1.36
Richard L. Bready	Class A	11,000		-0-	**
Marc J. Gabelli	Class A	20,766		-0-	**
	Class B	1,237		-0-	**
Eugene R. McGrath	Class A	1,000	(9)	10,000	**
Robert S. Prather, Jr.	Class A	10,010		-0-	**
Elisa M. Wilson	Class A	-0-		10,000	**
	Class B	13,142		-0-	**
All Directors & Executive Officers as a Group (16 persons)	Class A	272,207		26,000	4.49
	Class B	18,911,647		-0-	98.40

(*)	The address of each beneficial owner of more than 5% of the Class A Stock or Class B Stock is as follows: Frederick J. Mancheski, 1060 Vegas Valley Drive, Las Vegas, Nevada 89109; Keeley Asset Management Corp., 111 West Jackson Boulevard, Suite 810, Chicago, Illinois 60604: E.S. Barr & Company, 1999 Richmond Road, Suite 1B, Lexington, KY 40502 and Mario J. Gabelli, GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580.
(**)	Represents beneficial ownership of less than 1%.

Pursuant to a resolution approved by the Board, as of March 1, 2015, there are 795,086 shares of the Class B Stock that may be converted into Class A Stock.
(1)	Reflects stock options which are currently exercisable or exercisable within 60 days of March 1, 2015.
(2)
As reported in Amendment No. 5 to Schedule 13D filed with the SEC by Frederick J. Mancheski on January 9, 2013, Mr. Mancheski beneficially owns 1,725,974 shares of Class A Stock.  According to this filing, 822,735 of the shares are owned by Mr. Mancheski, 758,397 shares are held by Mancheski, LLC and 144,842 shares are owned by the Frederick J. Mancheski 2009 Irrevocable Trust.  Pursuant to an Exchange and Standstill Agreement between GAMCO and Mr. Mancheski, dated May 31, 2006, Mr. Mancheski agreed, among other things, (i) not to solicit proxies in opposition to Company management; (ii) not to attempt to exercise any control over management or the Company; (iii) to vote his shares in favor of the nominees and positions advocated by the Board; (iv) subject to certain exceptions, not to acquire any additional shares of the Company or seek to acquire the Company; (v) not to become part of a “group” with any other persons; (vi) not to initiate, propose or submit one or more shareholder proposals or induce or attempt to induce any other person to initiate any shareholder proposal; (vii) not to seek to call, or to request the call of, a special meeting of the Company’s shareholders, or make a request for a list of the Company’s shareholders; (viii) not to deposit any Class A Stock or other Voting Securities (as defined in the Exchange and Standstill Agreement) in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof; and (ix) not to commence, encourage, or support any derivative action in the name of the Company or any class action against the Company or any of its officers or directors, each for a period of ten years.

(3)
As reported in Amendment No. 5 to Schedule 13G that was filed with the SEC by Keeley Asset Management Corp., Keeley Small Cap Value Fund and John L. Keeley, Jr., on February 9, 2015.  According to this filing, Keeley Asset Management Corp. and Keeley Small Cap Value Fund share beneficial ownership over the same 345,000 shares.

(4)
As reported in Amendment No. 5 to Schedule 13G that was filed with the SEC by E.S. Barr & Company on February 17, 2015.  According to this filing, E.S. Barr & Company beneficially owns 392,988 shares, Edward S. Barr beneficially owns 396,603 shares (6.06% of the shares) which includes 3,615 shares he holds individually (or through retirement accounts for his benefit), and E.S. Barr Holdings, LLC beneficially owns 392,988 shares.

(5)	Includes 35,000 shares held by GGCP. Mr. Gabelli has voting and dispositive control of these shares.
(6)
Of this amount, 224,942 are owned directly by Mr. Gabelli and 18,643,741 of these shares are owned by Holdings via GGCP.  Mr. Gabelli may be deemed to have beneficial ownership of the Class B Stock held by Holdings on the basis of (i) his position as the Chief Executive Officer of, a director of, and the controlling shareholder of GGCP which is the manager and the majority member of Holdings, and (ii) a certain profit interest in Holdings.  Mr. Gabelli disclaims beneficial ownership of the shares owned by Holdings except to the extent of his pecuniary interest therein.

(7)
Includes 2,460 shares for which Mr. Jamieson is the Uniform Gift to Minors Act Custodian for his minor childrens’ accounts and 820 shares held by one of his children who has reached the age of legal majority but who continues to reside in Mr. Jamieson’s household.  Mr. Jamieson has voting and dispositive control of these shares.

(8)	Includes 60,000 shares that are owned by two entities for which Mr. Avansino serves as a director and officer. Mr. Avansino disclaims beneficial ownership of these 60,000 shares.
(9)	Mr. McGrath has shared voting and dispositive power with respect to these shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on a review of filings made under Section 16(a) of the Securities Exchange Act of 1934, we believe that our directors and executive officers and our shareholders who own 10% or more of our Class A Stock or Class B Stock have complied with the requirements of Section 16(a) of the Securities Exchange Act of 1934 to report ownership, and transactions which change ownership, on time for 2014, except for one Form 4 filing reporting a transaction occurring on June 9, 2014 by Mario J. Gabelli, which was not filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GGCP, through Holdings, owns a majority of our Class B Stock and, at December 31, 2014, 36,000 shares of our Class A Stock, together representing approximately 94% of the combined voting power and approximately 72% of the outstanding shares of our common stock at December 31, 2014.  Mr. Gabelli serves as the Chief Executive Officer, a director and is the controlling shareholder of GGCP.  Various family members of Mr. Gabelli are shareholders of GGCP including Mr. Marc Gabelli and Ms. Wilson.

For 2014, the Company incurred variable costs of $457,842 for actual usage (but not the fixed costs) relating to our use of aircraft in which GGCP owns the fractional interests.
We lease an approximately 60,000 square foot building located at 401 Theodore Fremd Avenue, Rye, New York as our headquarters (the “Building”) from M4E, an entity that is owned by family members of Mr. Gabelli, including Mr. Marc Gabelli and Ms. Wilson. Under the lease for the Building, which was extended for an additional five year term on June 11, 2013 with no change to the base rental of $18 per square foot and now expires on December 31, 2028, we are responsible for all operating expenses, costs of electricity and other utilities and taxes. For the period January 1, 2014 through December 31, 2014, the rent was $1,174,571, or $19.58 per square foot.  As members of M4E, Mr. Marc Gabelli and Ms. Wilson each are entitled to receive their pro-rata share of payments received by M4E under the lease.
We sublease approximately 3,300 square feet in the Building to LICT, a company for which Mr. Gabelli serves as Chairman and CEO and is deemed to be the controlling shareholder.  LICT pays rent to us at the rate of $28 per square foot plus $3 per square foot for electricity, subject to adjustment for increases in taxes and other operating expenses. The total amount paid to us in 2014 for rent and other expenses under this lease was $117,640.  This sublease expires on December 5, 2023.
We also sublease approximately 1,600 square feet in the Building to Teton.   Teton pays rent to us at the rate of $37.75 per square foot plus $3 per square foot for electricity, subject to adjustment for increases in taxes and other operating expenses. The total amounts paid in 2014 to us for rent and other expenses under this lease were $68,697.
We lease approximately 1,599 square feet of office space in Reno, Nevada from Miami Oil Producers, Inc., for which Mr. Avansino serves as the Chairman and President.  We pay a base rent of $3,118 per month plus the cost of parking and subject to adjustment annually for changes in the CPI.  We entered into the current lease on January 1, 2011 with a 3 year term and thereafter subject to an option to extend the term for a year at a time. We extended the term by one year on January 1, 2014 with it remaining subject to an option to extend the term for one year at a time.  For the period January 1, 2014 through December 31, 2014, the rent was $38,880, or $24.32 per square foot.  In 2009, GAMCO entered into a sublease of a portion of this office space in Reno, Nevada to CIBL, Inc. (“CIBL”).  Mr. Gabelli is a director of CIBL and its largest shareholder.  Under the terms of the Reno sublease, the Company granted CIBL the right to use such part of GAMCO’s Reno office as the Company and CIBL shall from time to time agree.  The sublease granted CIBL the right to use space in the Reno office until July 31, 2009 with an automatic renewal for one additional calendar year which extended the sublease until July 31, 2010.  Since August 1, 2010, the space has been subleased on a month-to-month basis. For 2014, the rent for the Reno sublease was $6,000.
In addition to the sublease of space in the Building, we entered into a number of agreements in connection with the Company’s distribution of the shares of Class A and B Common Stock in Teton.  These agreements are as follows: a Separation and Distribution Agreement, an Administrative and Management Services Agreement (“Administrative Agreement”) and Service Mark and Name License Agreement (the “License Agreement”).  Pursuant to the Administrative Agreement, we provide certain services to Teton including senior executive functions, strategic planning and general corporate management services; mutual fund administration services; treasury services, including insurance and risk management services and administration of benefits; operational and general administrative assistance including office space, office equipment, administrative personnel, payroll, and procurement services as needed; accounting and related financial services; legal, regulatory and compliance advice, including the retention of a Chief Financial Officer and a Chief Compliance Officer; and human resources functions, including sourcing of permanent and temporary employees as needed, recordkeeping, performance reviews and terminations.  Effective January 1, 2011, the Administrative Agreement was amended to be based on a tiered formula as opposed to a fixed rate.  Under the amended agreement, the Company is compensated by Teton 20 basis points annually on the first $370 million of average assets under management (“AUM”) in the Teton funds, 12 basis points annually on the next $630 million of average AUM in the Teton funds, and 10 basis points annually of average AUM in the Teton funds in excess of $1 billion. The License Agreement provides Teton and the funds that it manages the use of certain names and service marks.  Effective April 1, 2014, the Administrative Agreement was further amended to increase the fixed monthly component of it from $15,000 per month to $25,000 per month.  Pursuant to the Administrative Agreement and the License Agreement, the Company was compensated in 2014 by Teton in the amount of $15,000 per month for three months and $25,000 per month for nine months, or $270,000 for the full year, plus an average of 13.2 basis points of the average AUM in the Teton funds (pursuant to the tiered formula) for providing mutual fund administration services to these funds, or $2,032,807 for 2014. We sublease space in the Building to Teton as discussed above.   G.distributors, LLC (“G.distributors”), an affiliated broker-dealer of the Company, served as distributor to the seven mutual funds that are managed by Teton during 2014.  In 2014, the funds managed by Teton paid G.distributors $4,815,588 in distribution fees, of which $4,192,373 was reallocated to other broker dealers by G.distributors.  In 2014, Mr. Gabelli earned $1,792,279 in portfolio manager compensation for acting as co-manager of the GAMCO Westwood Mighty Mites Fund, a Teton micro-cap fund, and such amount is included in his compensation earned for 2014 shown earlier in the Summary Compensation Table for 2014 as indicated in footnote (c) to that table.

Mr. Gabelli and Gabelli Securities, Inc. (“Gabelli Securities”), a majority-owned subsidiary of the Company, serve as co-general partners of Gabelli Associates Fund, LP (“GAF”). Mr. Gabelli receives portfolio manager and relationship manager compensation through an incentive allocation directly from GAF.  In 2014, Mr. Gabelli earned $348,274 in incentive fees from GAF, of which he allocated $107,172 to other professional staff, and his net compensation of $241,102 is included in his compensation shown earlier in the Summary Compensation Table for 2014.
Gabelli Securities International Limited (“GSIL”) was formed in 1994 to provide management and investment advisory services to certain offshore funds and accounts.  Mr. Marc Gabelli, a director and a son of our Chairman, owns 55% of GSIL, and Gabelli Securities owns the remaining 45%. In 1994, Gabelli International Gold Fund Limited (“GIGFL”), an offshore investment company investing primarily in securities of issuers with gold-related activities, was formed, and GSIL entered into an agreement to provide management services to GIGFL. Gabelli Securities in turn entered into an agreement with GSIL to provide investment advisory services to GIGFL in return for receiving all investment management fees paid by GIGFL. Pursuant to such agreement, Gabelli Securities received investment management fees of $11,096 and no incentive fees for 2014.
 In April 1999, Gabelli Global Partners, Ltd., an offshore investment fund, was incorporated. GSIL and Gemini Capital Management, LLC (“GCM”), an entity owned by Mr. Marc Gabelli, was engaged by the fund as co-investment advisors as of July 1, 1999. The fund paid all of the management fees for 2014, in the amount of $286,360, and all of the incentive fees, in the amount of $20,886, to GSIL.
In April 1999, Gabelli Securities formed Gabelli Global Partners, L.P., an investment limited partnership for which Gabelli Securities and GCM are the co-general partners. In March 2002, Gabelli Global Partners, L.P. changed its name to Gemini Global Partners, L.P. The fund paid Gabelli Securities $156,576 of management fees in 2014, which, in turn, paid GCM half of this amount or $78,288. The fund paid Gabelli Securities $356 of incentive fees in 2014, which, in turn, paid GCM half of this amount or $178.
GAMCO Asset Management Inc. (“GAMCO Asset Management”), a wholly-owned subsidiary of the Company, has entered into an agreement to provide advisory and administrative services to MJG Associates, which has been wholly-owned by our Chairman since 1990, with respect to the private investment funds that it manages. Pursuant to this agreement, MJG Associates paid GAMCO Asset Management $10,000 (excluding reimbursement of expenses) for 2014. Mr. John Gabelli, the brother of our Chairman, is the sole shareholder of an entity that is the general partner of two investment partnerships - Manhattan Partners I, L.P. (“Manhattan I”) and Manhattan Partners II, L.P. (“Manhattan II”).  Manhattan I and Manhattan II paid GAMCO Asset Management investment advisory fees in the amount of $14,483 for 2014.  In turn, GAMCO Asset Management paid John Gabelli $5,792, a fee consistent with the payouts of all investment relationship staff of GAMCO Asset Management, for serving as the relationship manager for both Manhattan I and Manhattan II for 2014.  In addition, an entity that Mr. John Gabelli’s wife is the sole shareholder of is the co-general partner of S.W.A.N. Partners, LP (“S.W.A.N.”), which is a separately managed account of GAMCO Asset Management.  S.W.A.N. paid GAMCO Asset Management investment advisory fees in the amount of approximately $22,094 for 2014.  In turn, GAMCO Asset Management paid John Gabelli $2,207, a fee consistent with the payouts of all investment relationship staff of GAMCO Asset Management, for serving as relationship manager for S.W.A.N. for 2014.
We incur expenses for certain professional and administrative services, and purchase services from third party providers, such as payroll, transportation, insurance and public relations services, on behalf of GGCP and MJG Associates.  GGCP and MJG Associates reimburse us for these expenses.  The amount reimbursable from GGCP and MJG Associates to us for such expenses for 2014 was approximately $137,556 and $414,838, respectively.  Of these amounts, $20,361 and $414,838 were owing to the Company at December 31, 2014 by GGCP and MJG Associates, respectively.  The GGCP amount was paid in full on February 25, 2015, and the MJG Associates amount was paid in full on March 27, 2015.
Certain directors and executive officers have immediate family members who are employed by us, our subsidiaries, and certain related entities. The base salaries and bonuses of each of these immediate family members are established in accordance with our compensation practices applicable generally to staff members with equivalent qualifications and responsibilities and holding similar positions. None of the directors or executive officers has a material interest in any of these employment relationships of their immediate family members, and all of the immediate family members of our directors mentioned below are financially independent adult children. None of the immediate family members mentioned below is an executive officer with us.
A daughter of Mr. Avansino, one of our directors, is employed by one of our subsidiaries in a sales and marketing role and earned in 2014 a base salary of $100,000 and incentive-based variable compensation based on revenues generated by certain relationships (“Variable Compensation”) of $505,655 plus usual and customary benefits. She also received 2,000 restricted stock awards on August 6, 2013 with a grant date fair value of $57.86 per share and 500 restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share.  As with all Company restricted stock awards, fair value equals the closing price of the Company’s Class A Stock on the day preceding the effective grant date.  Compensation expense of $24,681 was recognized by the Company for these awards for financial statement reporting purposes for the fiscal year ended December 31, 2014 calculated in accordance with FASB guidance.

A sister-in-law of Mr. Jamieson, our President and Chief Operating Officer, is employed by one of our subsidiaries in a marketing role and earned in 2014 a base salary of $90,000, a bonus of $30,000 and $15,979 in Variable Compensation plus usual and customary benefits. She also received 500 restricted stock awards on August 6, 2013 with a grant date fair value of $57.86 per share, 500 restricted stock awards on November 27, 2013 with a grant date fair value of $81.55 per share, and 200 restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share. As with all Company restricted stock awards, fair value equals the closing price of the Company’s Class A Stock on the day preceding the effective grant date.  Compensation expense of $16,021 was recognized by the Company for these awards for financial statement reporting purposes for the fiscal year ended December 31, 2014 calculated in accordance with FASB guidance.
A son of our Chairman, who has been employed by one of our subsidiaries since 1998, earned in 2014 a base salary of $250,000, a bonus of $100,000, an allocation of $100,000 of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) to the Summary Compensation Table for 2014, and $710,287 in Variable Compensation plus usual and customary benefits. In August 2006, he was given responsibility for managing a proprietary investment account on which he would be paid, on an annual basis, 20% of any net profits earned on the account for the year.  The account was initially funded with approximately $40 million during 2006, and subsequent withdrawals have totaled $31 million from 2009 through 2014.  For 2014, this account was up 1.6% while performance in prior years was 2.7%, 5.0%, (3.7%), 2.8%, 5.7%, (7.6%), 14.3%, and 41.9% per annum for each of the years 2006 through 2013.  Based on the 1.6% performance gain in 2014, he earned $64,602 for managing this account, which is included in his Variable Compensation. He also received 4,000 restricted stock awards on August 6, 2013 with a grant date fair value of $57.86 per share, 1,000 restricted stock awards on November 27, 2013 with a grant date fair value of $81.55 per share, 1,000 restricted stock awards on September 15, 2014 with a grant date fair value of $73.41 per share, and 500 restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share.  As with all Company restricted stock awards, fair value equals the closing price of the Company’s Class A Stock on the day preceding the effective grant date.  Compensation expense of $73,632 was recognized by the Company for these awards for financial statement reporting purposes for the fiscal year ended December 31, 2014 calculated in accordance with FASB guidance.
  A son of our Chairman, who is employed by one of our subsidiaries, earned in 2014 a base salary of $225,000, a bonus of $175,000, an allocation of $250,000 of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Mario Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) to the Summary Compensation Table for 2014, and $162,025 in Variable Compensation plus usual and customary benefits.  He also received 6,000 restricted stock awards on August 6, 2013 with a grant date fair value of $57.86 per share, 1,500 restricted stock awards on November 27, 2013 with a grant date fair value of $81.55 per share, 1,500 restricted stock awards on September 15, 2014 with a grant date fair value of $73.41 per share, and 2,000 restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share. As with all Company restricted stock awards, fair value equals the closing price of the Company’s Class A Stock on the day preceding the effective grant date.  Compensation expense of $111,527 was recognized by the Company for these awards for financial statement reporting purposes for the fiscal year ended December 31, 2014 calculated in accordance with FASB guidance.
Mr. Marc Gabelli, a director and a son of our Chairman, is employed by the Company.  He earned in 2014 no base salary, a bonus of $300,000, an allocation of $500,000 of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Mario Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) to the Summary Compensation Table for 2014, and $42 in Variable Compensation plus usual and customary benefits.  He also received 10,000 restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share. As with all Company restricted stock awards, fair value equals the closing price of the Company’s Class A Stock on the day preceding the effective grant date.  Compensation expense of $8,616 was recognized by the Company for this award for financial statement reporting purposes for the fiscal year ended December 31, 2014 calculated in accordance with FASB guidance.

Our Chairman’s spouse, who has been employed by a subsidiary of the Company in a sales and marketing role since 1984, has been a director of that subsidiary since 1991 and has been his spouse since 2002, earned in 2014 no base salary, an allocation of $310,000 of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) to the Summary Compensation Table for 2014, and $5,367,348 in Variable Compensation plus usual and customary benefits.  She also received 5,000 restricted stock awards on August 6, 2013 with a grant date fair value of $57.86 per share, 2,000 restricted stock awards on November 27, 2013 with a grant date fair value of $81.55 per share, 1,500 restricted stock awards on September 15, 2014 with a grant date fair value of $73.41 per share, and 2,000 restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share. As with all Company restricted stock awards, fair value equals the closing price of the Company’s Class A Stock on the day preceding the effective grant date.  Compensation expense of $109,187 was recognized by the Company for these awards for financial statement reporting purposes for the fiscal year ended December 31, 2014 calculated in accordance with FASB guidance.
A daughter-in-law of our Chairman earned $117,736 in Variable Compensation in 2014.  A brother of our Chairman earned $491,305 in Variable Compensation in 2014 plus usual and customary benefits.  He also earned $275,462 upon exercise of 10,000 options in 2014.
Ms. Wilson, a director and the daughter of our Chairman, is also a professional staff member of the Company.  Ms. Wilson has been on extended unpaid leave from the Company since January 1, 2004 and therefore received no compensation during 2014 other than compensation she received as a director disclosed in the “Director Compensation Table for 2014” and her previously-discussed entitlement, as a member of M4E, to receive her pro-rata share of payments received by M4E under the lease on the Building.
The spouse of our Controller and Co-Chief Accounting Officer is employed as the Executive Vice President and Chief Financial Officer of LICT, the Interim Chief Executive Officer and Chief Financial Officer of CIBL, and the Chief Financial Officer and a Director of Morgan Group Holding, Inc. (“Morgan”).  In addition to serving as the Chairman and Chief Executive Officer of LICT and as a Director of CIBL, our Chairman also serves as the Chairman of Morgan.
On May 31, 2006, we entered into an Exchange and Standstill Agreement (“Standstill Agreement”) with Frederick J. Mancheski, a significant shareholder, pursuant to which, among other things, he agreed to exchange his 2,071,635 shares of Class B Stock for an equal number of shares of Class A Stock.  The substance of the Standstill Agreement is disclosed in footnote 2 to the beneficial ownership table under the heading “Certain Ownership of Our Stock.”   Pursuant to a Registration Rights Agreement that we entered into with Mr. Mancheski, we filed a shelf registration statement that was declared effective by the SEC on September 1, 2006 and amended on November 25, 2013, for the sale by Mr. Mancheski and others, including certain of our officers and employees, of up to 2,486,763 shares of Class A Stock.  Mr. Mancheski continues to hold 1,725,974 shares of the Company’s Class A Stock as reported in his Form 13D filed on January 9, 2013.  The standstill agreement expires on May 31, 2016.
As required by our Code of Ethics, our staff members are required to maintain their brokerage accounts at G.research, Inc. unless they receive permission to maintain an outside account. G.research, Inc. offers all of these staff members the opportunity to engage in brokerage transactions at discounted rates. Accordingly, many of our staff members, including the executive officers or entities controlled by them, have brokerage accounts at G.research, Inc. and have engaged in securities transactions through it at discounted rates. From time to time, we, through our subsidiaries, in the ordinary course of business have also provided brokerage or investment advisory services to our directors, the substantial shareholders listed in the table under “Certain Ownership of Our Stock” or entities controlled by such persons for customary fees.
REPORT OF THE AUDIT COMMITTEE
Messrs. Artzt, Avansino, Bready, McGrath and Prather, each of whom is an independent director, are the members of the Audit Committee.  In this report, the term “we” refers to the members of the Audit Committee.
The Board has adopted a written charter for the Audit Committee. A copy of that charter can be found on our website at http://www.gabelli.com/corporate/corp_gov.html. Our job is one of oversight as set forth in our charter. The Company’s management is responsible for preparing its financial statements and for maintaining internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly represent the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles.
We have reviewed and discussed the Company’s audited 2014 financial statements with management and with Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm.
We have discussed with D&T the matters required to be discussed by Statement on Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”).

We have received from D&T the written statements required by the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and have discussed with the independent accountant the independent accountant’s independence.
 Based on the review and discussions referred to above, we have recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Robert S. Prather, Jr. (Chairman)
 Edwin L. Artzt
Raymond C. Avansino, Jr.
Richard L. Bready
 Eugene R. McGrath

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Selection of Deloitte & Touche LLP
Our Audit Committee approved the engagement of Deloitte & Touche, LLP (“D&T”) as the Company’s independent registered public accounting firm for the year-ending December 31, 2015.  D&T has been the auditor of the Company since March 27, 2009.  In deciding to engage D&T, the Audit Committee reviewed auditor independence and existing commercial relationships with D&T and concluded that D&T has no commercial relationship with the Company that would impair its independence.  During the fiscal year ended December 31, 2014 and in the subsequent interim period through March 31, 2015, neither the Company nor anyone acting on its behalf has consulted with D&T on any of the matters or events set forth in Item 304(a)(2) of Regulation S−K.
 A representative of D&T will be present at the 2015 Annual Meeting. The representative will have the opportunity to make a statement and respond to appropriate questions from shareholders.
Deloitte & Touche LLP Fees For 2013 and 2014
Fees for professional services provided by our independent registered public accounting firm in 2013 and 2014, in each of the following categories are:
	2013	2014
Audit Fees	$1,881,080	$1,571,000
Audit-Related Fees	$9,000	$4,000
Tax Fees	$7,900	$600
All Other Fees	$2,362	$2,362
Audit fees include fees relating to the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q. Audit fees also include fees for services related to Section 404 of the Sarbanes-Oxley Act which consist of the review of documentation and testing of our procedures and controls.  Audit–related fees for 2014 consist of fees for services provided in connection with the Securities Investor Protection Corporation assessment for one of the Company's registered broker-dealer subsidiaries.  Audit–related fees for 2013 consist of fees for services provided in connection with the Securities Investor Protection Corporation assessment for one of the Company's registered broker-dealer subsidiaries and for a consent letter provided in connection with the filing of post-effective amendments to our registration statements on Forms S-3 and S-8 and a registration statement on Form S-8.  Tax fees were for assistance with federal tax filings, state sourcing, and foreign tax work. All other fees were for access to online technical research services.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING
Qualified shareholders who want to have proposals included in our proxy statement in connection with our 2016 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must deliver such proposals so that they are received at our principal executive offices at One Corporate Center, Rye, New York 10580 by December 28, 2015 in order to be considered for inclusion in next year’s proxy statement and proxy.  For any shareholder proposal submitted outside Rule 14a-8 of the Exchange Act to be considered timely under our Amended and Restated Bylaws, the Company must receive notice of such proposal, or any nomination of a director by a shareholder, no earlier than January 6, 2016 and no later than February 5, 2016.
OTHER MATTERS
We know of no other matters to be presented at the 2015 Annual Meeting other than the election of directors, the ratification of auditors, and the vote to re-approve the Amended Employment Agreement with Mario J. Gabelli, all as described above. If other matters are properly presented at the 2015 Annual Meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of the Company.
We will provide a free copy of our Annual Report on Form 10-K for the year ended December 31, 2014.  Requests should be in writing and addressed to our Secretary at GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580-1422.

EXHIBIT A
GUIDELINES FOR DIRECTOR INDEPENDENCE
For a director to be deemed “independent,” the Board shall affirmatively determine that the director has no material relationship with GAMCO Investors, Inc. (together with its consolidated subsidiaries, “GAMCO”) or its affiliates or any member of the senior management of GAMCO or his or her affiliates. This determination shall be disclosed in the proxy statement for each annual meeting of GAMCO’s shareholders.  In making this determination, the Board shall apply the following standards:
•
A director who is an employee, or whose immediate family member is an executive officer, of GAMCO will not be deemed independent until three years after the end of such employment relationship.  Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following that employment.

•
A director who received, or whose immediate family member received in any twelve month period over the last three years more than $120,000 in direct compensation from GAMCO will not be deemed independent.  In calculating such compensation, the following will be excluded:

o	director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
o	compensation received by a director for former service as an interim Chairman or Chief Executive Officer; and
o	compensation received by an immediate family member for service as a non-executive officer employee of GAMCO.
•	A director will not be considered independent if:
o	the director is a current partner or employee of a firm that is GAMCO’s internal or external auditor;
o	the director has an immediate family member who is a current partner of GAMCO’s internal or external auditor;
o	the director has an immediate family member who is a current employee of GAMCO’s internal or external auditor and personally works on GAMCO’s audit; or
o	the director or an immediate family member was within in the last three years a partner or employee of GAMCO’s internal or external auditor and personally worked on GAMCO’s audit within that time.
•
A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of GAMCO’s current executive officers serve on that company’s compensation committee will not be deemed independent.

•
 A director who is, a current employee, or whose immediate family member is an executive officer, of an entity that makes payments to, or receives payments from, GAMCO for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, will not be deemed independent.

•
A director who serves as an executive officer of a tax-exempt entity that receives significant contributions (i.e., more than 2% of the annual contributions received by the entity or more than $1 million in a single fiscal year, whichever amount is greater) from GAMCO, any of its affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period may not be deemed independent, unless the contribution was approved by the Board and disclosed in GAMCO’s proxy statement.

A-1

For purposes of these Guidelines, the terms:
•
“affiliate” means any consolidated subsidiary of GAMCO and any other company or entity that controls, is controlled by or is under common control with GAMCO, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity; and

•
“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

The Board shall undertake an annual review of the independence of all non-employee directors. In advance of the meeting at which this review occurs, each non-employee director shall be asked to provide the Board with full information regarding the director’s business and other relationships with GAMCO and its affiliates and with senior management and their affiliates to enable the Board to evaluate the director’s independence.
Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, directors or members of their immediate family, and, on the other hand, GAMCO and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the following provision.

A-2

EXHIBIT B
EMPLOYMENT AGREEMENT

AGREEMENT made this 6th day of February, 2008 (the “Effective Date”) by and between GAMCO Investors, Inc. (the “Company”), a New York corporation, and Mario J. Gabelli (the “Executive”).

WHEREAS, the Executive has served as an executive of the Company since the inception of the Company and its predecessors in 1976.

WHEREAS, the Executive’s skills, position, knowledge and expertise in the management of portfolios such as those managed by the Company are unique.

WHEREAS, the Company is dependent upon the efforts of the Executive, in the capacities described herein in which he serves, and as the primary portfolio manager for a significant majority of the Company’s assets under management.

WHEREAS, the loss of the Executive’s services would have a material adverse effect on the Company.

WHEREAS, since the inception of the Company and its predecessors in 1976, up until the Company’s initial public offering in February 1999 (“IPO”), the Executive received an incentive-based management fee of twenty percent (20%) of the pre-tax profits, if any, as computed for financial reporting purposes in accordance with generally accepted accounting principles as applied by the Company and its subsidiaries and consolidated affiliates for financial reporting purposes (together, “Subsidiaries”) from time to time, for each fiscal year of each of the operating divisions of the Company and each of its Subsidiaries before consideration of this fee, less applicable payroll and tax deductions, accrued monthly and payable at least annually.

WHEREAS, the Company and the Executive entered into an Employment Agreement dated February 9, 1999, in connection with the Company’s IPO, which Employment Agreement, among other things, reduced the Executive’s incentive-based management fee to ten percent (10%) of the Company’s pre-tax profits, if any, as computed for financial reporting purposes in accordance with generally accepted accounting principles as applied by the Company and its Subsidiaries from time to time, for each fiscal year of each of the operating divisions of the Company and its Subsidiaries before consideration of this fee, less applicable payroll and tax deductions, accrued monthly and payable at least annually.

WHEREAS, the Company and the Executive desire to amend and restate the Employment Agreement entered into in 1999 to eliminate outdated provisions, allow for services to be performed for former Subsidiaries that are spun off to shareholders or otherwise cease to be Subsidiaries in similar transactions, allow for the management fee to be paid to the Executive or an entity designated by him, and reflect the Company’s name change, among other things.

WHEREAS, the Compensation Committee of the Board of Directors of the Company has reviewed and approved this amended and restated Employment Agreement and believes it to be in the best interests of the Company.

WHEREAS, the Company desires that the Executive or his designee continue to receive a management fee to provide an incentive for the achievement of the Company’s performance goals and the enhancement of shareholder value.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.           Employment.

The Company hires and employs the Executive, and the Executive agrees to work for the Company, under the terms and conditions set forth herein.

2.           Duties.

The Executive shall serve as Chairman of the Board, Chief Executive Officer and Chief Investment Officer of the Company, as an executive in various capacities for certain of the Company’s Subsidiaries as determined by the Executive, and as Portfolio Manager for certain investment companies and separate accounts managed by the Company and its Subsidiaries as determined by the Executive.  The Executive or the Company may at any time limit or terminate the Executive’s service in one or more of the capacities referred to above.

3.           Term.

The Term of this Agreement shall commence on the Effective Date and continue through the third anniversary of the Effective Date (the “Expiration Date”).  On each anniversary of the Effective Date commencing on the first anniversary (each, an “Anniversary Date”), this Agreement shall automatically be renewed and the Term extended for an additional one (1) year period, unless such renewal is objected to by either the Company or by the Executive on written notice delivered to the other not less than ninety (90) days prior to an Anniversary Date.  The last day of each such extension shall become the new Expiration Date.

4.           Fees from Revenue Generating Activities (Revenue Fees).

For managing or overseeing the management of investment companies or partnerships, attracting mutual fund accounts or partnership investments, attracting or managing separate accounts, providing investment banking services or otherwise generating revenues for the Company or its Subsidiaries, the Executive will be paid a percentage of the revenues or net operating contribution related to or generated by such business activities, in a manner and at payment rates as agreed to from time to time by the Executive and the Company or the affected Subsidiaries, which rates have been and generally will be the same as those received by other professionals in the Company or the affected Subsidiaries performing similar services.  The Executive shall be entitled to receive such payments within seventy-five (75) days of the date the Company actually receives the funds related to the business activities from which the Executive will receive payment.  Unless and until the Company receives such funds, the Executive shall not be entitled to receive payment.

5.           Incentive-Based Management Fee (The Management Fee).

The Executive or an entity designated by him will be entitled to receive an incentive-based management fee in the amount of ten percent (10%) of the aggregate annual pre-tax profits, if any, as computed for financial reporting purposes in accordance with generally accepted accounting principles as applied by the Company and its Subsidiaries from time to time, of the Company and each of its Subsidiaries before consideration of this fee, less applicable payroll and tax deductions, accrued monthly and payable at least annually (the “Management Fee”) but in no event later than March 15 of the year following the year with respect to which the Management Fee is being paid.  A committee or subcommittee (comprised solely of independent directors) of the Board of Directors of the Company will review at least annually all Management Fee payments for compliance with the terms hereof.  In the event that the Executive is no longer an executive of the Company or is no longer devoting the substantial majority of his working time to the business of the Company and its Subsidiaries, the Executive’s right to accrue any additional Management Fee payments will terminate.  The Management Fee is separate and distinct from the Executive’s revenue fees pursuant to Paragraph 4 above.

6.           Extent of Service-Restrictive Covenant.

During the term of this Agreement, the Executive shall not provide investment management services for compensation other than in his capacity as an officer or employee of the Company or its Subsidiaries, except to (a) the funds in existence on February 10, 1999 (the “IPO Date”) (which serve no investors other than those in the funds as of the IPO Date, their successors, heirs, donees or immediate family, or new investors pursuant to the next sentence) and accounts managed by the Executive outside the Company under performance fee arrangements as of the IPO Date or pursuant to the next sentence, and (b) successor funds and accounts (“New Outside Accounts”) which funds serve no investors other than those in the funds referred to in clause (a) or their successors, heirs, donees or immediate family and which accounts are for no investors other than those having an interest in the accounts referred to in clause (a) or their successors, heirs, donees or immediate family, which funds and accounts operate according to an investment style similar to such other funds or accounts, which style was not used at the Company as of the IPO Date, and which are subject to performance fee arrangements (collectively, “Permissible Accounts”).  The Permissible Accounts may include new investors if all of the performance fees, less expenses, earned on assets attributable to those investors are paid to the Company or its Subsidiaries.  If any Subsidiaries of the Company are spun off from the Company or otherwise cease to be Subsidiaries in similar transactions, the Executive may continue providing investment management services for compensation to such entities.  Prior to providing investment management services for compensation to any New Outside Accounts during the term hereof, the Executive agrees to have a committee or subcommittee (comprised solely of independent directors) of the Board of Directors of the Company review any proposed New Outside Accounts for compliance with the terms hereof and accept the determination of such committee or subcommittee as final.  The Company understands that the Executive intends to serve as a director, Chief Executive Officer and Chief Investment Officer of GGCP, Inc. and its affiliates and be compensated for such service, and the Company agrees that such service and compensation is permissible under this Agreement.

7.           Benefits.

The Executive shall be entitled to participate in all group health and insurance programs and all other fringe benefit or retirement plans which the Company may, in its sole and absolute discretion, elect to make available to its senior executives generally, provided that the Executive meets the qualifications therefor.

8.           Reimbursement of Expenses.

The Company shall reimburse the Executive for all reasonable and legitimate business expenses incurred after the date of employment by the Executive while conducting business, provided that the Executive submits vouchers for such expenses in a manner and form prescribed from time to time by the Company, except that up to $50,000 per year of such expenses may be non-accountable.

9.           Section 409A Compliance.

This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, so as to avoid the imposition of any tax pursuant to Section 409A, and, in the case of any ambiguity, shall be interpreted accordingly.  In the event that the Company or the Executive subsequently determine that the provisions of this Agreement would subject the Executive to tax under Section 409A, Company and the Executive shall negotiate in good faith to revise the Agreement so as to prevent the imposition of such tax, if possible, while preserving the original intent of the Agreement.

10.           Assignability Clause.

This Agreement is binding upon the Company, the Executive and their respective successors and assigns.  The rights and obligations set forth under this Agreement may be assigned by the Company or by the Executive to a successor or to an assign, except the Executive acknowledges that the duties set forth in Paragraph 2 of this Agreement are personal to him.

11.           Governing Law.

This Agreement shall be governed by the law of the State of New York, without giving effect to the principles of conflicts of laws thereof.  The Executive and the Company agree that any claim arising hereunder shall be brought before the state or federal courts sitting in New York, New York, and the Executive and the Company each consent to jurisdiction and venue in New York, New York, as being proper and appropriate for the resolution of any such claim.

12.           Entire Agreement; Modification.

This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to the matters covered by this Agreement.  This Agreement may not be modified or amended except by a further written instrument duly executed by the Executive and the Company with the approval of a committee or subcommittee (comprised solely of independent directors) of the Board of Directors of the Company.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

/s/ Mario J. Gabelli
Mario J. Gabelli

GAMCO INVESTORS, INC.

By: /s/ Douglas  R. Jamieson
President and Chief Operating Officer

GAMCO INVESTORS

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below, FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Edwin L. Artzt	☐	☐	02 - Raymond C. Avansino, Jr.	☐	☐	03 - Richard L. Bready	☐	☐
04 - Marc Gabelli	☐	☐	05 - Mario J. Gabelli	☐	☐	06 - Eugene R. McGrath	☐	☐
07 - Robert S. Prather, Jr.	☐	☐	08 - Elisa M. Wilson	☐	☐			

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2014 are available free of charge on the following websites:
Form 10K- http://www.gabelli.com/GAB_pdf/SEC/4Q2014.pdf
Proxy Statement- http://www.gabelli.com/GAB_pdf/SECProxy2014.pdf

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — GAMCO Investors, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders, May 5, 2015

(See Proxy Statement for discussion of items)

The undersigned hereby appoints Douglas R. Jamieson, Robert S. Zuccaro and Kevin Handwerker, and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of GAMCO Investors, Inc. Class A and Class B Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2015 Annual Meeting of Shareholders of GAMCO Investors, Inc., or any adjournments or postponements thereof. This proxy hereby revokes any proxies previously submitted by the shareholder with respect to the shares represented by this proxy.

IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please sign, date and return promptly in the accompanying envelope.